UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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MATERION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders
PROXY STATEMENT
GENERAL INFORMATION
1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS
2010 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
2. APPROVAL OF MATERION CORPORATION 2006 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF MAY 4, 2011)
3. APPROVAL OF MATERION CORPORATION 2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN (AS AMENDED AND RESTATED AS OF MAY 4, 2011)

Materion Corporation
(formerly Brush Engineered Materials Inc.)
6070 Parkland Blvd.
Mayfield Heights, Ohio 44124

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Materion Corporation will be held at Executive Caterers at Landerhaven, 6111 Landerhaven Dr., Mayfield Heights, Ohio 44124 on May 4, 2011 at 11:00 a.m., local time, for the following purposes:

(1)	To elect three directors, each to serve for a term of three years and until a successor is elected and qualified;

(2)	To amend and restate the Materion Corporation 2006 Stock Incentive Plan;

(3)	To amend and restate the Materion Corporation 2006 Non-employee Director Equity Plan;

(4)	To ratify Ernst & Young LLP as the independent registered public accounting firm for Materion Corporation for the year 2011;

(5)	To approve, by non-binding vote, named executive officer compensation;

(6)	To recommend, by non-binding vote, the frequency of named executive officer compensation votes; and

(7)	To transact any other business that may properly come before the meeting.

Shareholders of record as of the close of business on March 10, 2011 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

Michael C. Hasychak
Secretary

March 25, 2011

Important — your proxy is enclosed.

Please sign, date and return your proxy in the accompanying envelope.

MATERION CORPORATION
6070 Parkland Blvd.
Mayfield Heights, Ohio 44124

PROXY STATEMENT
March 25, 2011

GENERAL INFORMATION

Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 4, 2011. The proxy statement is being mailed to shareholders on March 25, 2011.

Registered Holders.  If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so by telephone, over the Internet or by mail.

By telephone.  After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number 1-800-560-1965, using a touch-tone telephone. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.

Over the Internet.  After reading the proxy materials and with your proxy card in front of you, you may access the web site at http://www.eproxy.com/mtrn. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.

By mail.  After reading the proxy materials, you may mark, sign and date your proxy card and return it in the enclosed prepaid and addressed envelope.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.

Participants in the Savings and Investment Plan and/or the Payroll Stock Ownership Plan (PAYSOP).  If you participate in the Savings and Investment Plan and/or the PAYSOP, the independent Trustee for each plan, Fidelity Management Trust Company, will vote your plan shares according to your voting directions. You may give your voting directions to the plan Trustee in any one of the three ways set forth above. If you do not return your proxy card or do not vote over the Internet or by telephone, the Trustee will not vote your plan shares. Each participant who gives the Trustee voting directions acts as a named fiduciary for the applicable plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nominee Shares.  If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions.

At the close of business on March 10, 2011, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 20,643,536 shares of common stock.

Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Materion Corporation that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder’s votes to one nominee or divide the shareholder’s votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to us, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors’ nominees elected.

In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, facsimile or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies. We retained Georgeson, Inc., at an estimated cost of $17,500 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations provide that, properly signed proxies that are marked “abstain” or are held in “street name” by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors. Abstentions and broker non-votes will not affect the vote on Proposals 4, 5 and 6. For purposes of the shareholder approval requirements of the New York Stock Exchange, because abstentions are deemed to be votes cast, abstentions will have the effect of votes against Proposals 2 and 3, and broker non-votes could adversely impact the vote on such proposals because the total votes cast on each such proposal must represent at least a majority of our voting power.

If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted as indicated on the proxy card.

1. ELECTION OF DIRECTORS

Our articles of incorporation and code of regulations provide for three classes of directors whose terms expire in different years. At the present time, it is intended that proxies will be voted for the election of Joseph P. Keithley, N. Mohan Reddy and Craig S. Shular.

Your Board of Directors recommends a vote for these nominees.

Albert C. Bersticker and William G. Pryor, who are current directors in the class of directors whose term expires at the annual meeting, will not stand for re-election at the annual meeting pursuant to the Retirement Policy contained in our Policy Statement on Significant Corporate Governance Issues. Craig S. Shular and Joseph P. Keithley, who were members in the class of directors whose term was to expire at the 2012 annual meeting of shareholders and the 2013 annual meeting of shareholders, respectively, were elected by the Board of Directors as members of the class of directors whose term expires at the annual meeting.

If any of these nominees becomes unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes for their election will be elected as directors of Materion Corporation.

The following sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

Directors Whose Terms End in 2011

Joseph P. Keithley, Former Chairman, Chief Executive Officer and President, Keithley Instruments, Inc. (Electronic test and measurement products). Mr. Keithley had been Chairman of the Board of Keithley Instruments, Inc. since 1991 and a member of its Board of Directors since 1986 until December 2010, when Keithley Instruments, Inc. was purchased by Danaher Corporation. He had served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He has also served on the Board of Directors of Nordson Corporation since 2001 and Chairman of that board since February 2010. Mr. Keithley is 62 years old and has been a director of Materion Corporation since 1997. Mr. Keithley brings an extensive, broad-based business background from his leadership roles at Keithley Instruments, Inc. to his role on our Board of Directors. Among other things, Mr. Keithley draws upon his extensive knowledge in the global semiconductor, fiber optics, telecommunications and electronics industries garnered while at Keithley Instruments, Inc.

N. Mohan Reddy, Ph.D., Dean and Albert J. Weatherhead III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Dr. Reddy was appointed Dean of the Weatherhead School of Management, Case Western Reserve University in December 2006 and was named Albert J. Weatherhead III Professor of Management, effective January 2007. Prior to that, Dr. Reddy had been Associate Professor of Marketing since 1991 and Keithley Professor of Technology Management from 1996 to 2006 at the Weatherhead School of Management, Case Western Reserve University. Dr. Reddy had served on the Board of Directors of Keithley Instruments, Inc. from 2001 until December 2010. In February 2011, Dr. Reddy was appointed to the Board of Directors of Lubrizol Corporation. Dr. Reddy also serves as consultant to firms in the electronics and semiconductor industries, primarily in the areas of product and market development. Dr. Reddy is 57 years old and has been a director of Materion Corporation since 2000. Dr. Reddy’s knowledge of industrial marketing, technology development and extensive global knowledge in the electronics and semiconductor industries provides valuable insight to our Board of Directors.

Craig S. Shular, Chairman, Chief Executive Officer and President, GrafTech International Ltd. (Electrical industrial apparatus). Mr. Shular was elected Chairman of the Board of GrafTech International in February 2007. He has served as Chief Executive Officer and a director since January 2003 and as President since May 2002. From August 2001 until May 2002, he served as Executive Vice President of GrafTech’s largest business, Graphite Electrodes. Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999 and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. Mr. Shular serves on the Board of Directors of Junior Achievement of Greater Cleveland. Mr. Shular is 58 years old and has been a director of Materion Corporation since 2008. As the

Chairman, Chief Executive Officer and President and former Chief Financial Officer of Graftech International Ltd., Mr. Shular brings a breadth of financial and operational management experience and provides the Board with a perspective of someone with all facets of a global enterprise.

Directors Whose Terms End in 2012

Richard J. Hipple, Chairman, President and Chief Executive Officer, Materion Corporation. In May 2006, Mr. Hipple was named Chairman of the Board and Chief Executive Officer of Materion Corporation. He has served as President since May 2005 and as Chief Operating Officer from May 2005 until May 2006. Mr. Hipple was President of Alloy Products from May 2002 until May 2005. He joined the Company in July 2001 as Vice President of Strip Products and served in that position until May 2002. Prior to joining Materion Corporation, Mr. Hipple was President of LTV Steel Company, a business unit of The LTV Corporation, an integrated steel producer and metal fabricator. Mr. Hipple has served on the Board of Directors of Ferro Corporation since June 2007 and as Lead Director since April 2010. Mr. Hipple is 58 years old. Mr. Hipple’s broad experience and deep understanding of the Company and the materials business, combined with his drive for innovation and excellence, positions him well to serve as our Chairman, President and Chief Executive Officer.

William B. Lawrence, Former Executive Vice President, General Counsel and Secretary, TRW, Inc. (Advanced technology products and services). Prior to the sale of TRW, Inc. to Northrop Grumman Corporation in December 2002, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel and Secretary since 1997 and held various other executive positions at TRW since 1976. Mr. Lawrence has also served on the Board of Directors of Ferro Corporation since 1999. Mr. Lawrence is 66 years old and has been a director of Materion Corporation since 2003. Mr. Lawrence’s background as an Executive Vice President, General Counsel and Secretary of TRW, Inc. and as a director at Ferro Corporation provides him with the knowledge and experience to address the complex legislative, governance and financial issues facing global companies today.

William P. Madar, Retired Chairman of the Board and Former Chief Executive Officer, Nordson Corporation (Industrial application equipment manufacturer). Mr. Madar retired as Chairman of the Board of Nordson Corporation effective March 2004. He had been Chairman since 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996, he also served as Nordson Corporation’s President. Mr. Madar has also served on the Board of Directors of Nordson Corporation since 1985. Mr. Madar is 71 years old and has been a director of Materion Corporation since 1988. Through his roles at Nordson Corporation as Chairman and Chief Executive Officer, Mr. Madar has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large global organizations.

Directors Whose Terms End in 2013

Vinod M. Khilnani, Chairman, Chief Executive Officer and President, CTS Corporation (Electronic components and accessories). Mr. Khilnani was appointed Chairman of CTS in May 2009. He has served as President and Chief Executive Officer of CTS Corporation since July 2007. Prior to that time, he served as Senior Vice President and Chief Financial Officer since May 2001. Mr. Khilnani is 58 years old and has been a director of Materion Corporation since 2009. As the Chairman, Chief Executive Officer and President of CTS Corporation and its former Chief Financial Officer, Mr. Khilnani offers a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with CTS’ global operations.

William R. Robertson, Retired Partner, Kirtland Capital Partners (Private equity investments). Mr. Robertson retired as Partner of Kirtland Capital Partners in December 2006. Prior to his retirement, he was a Consulting Partner since August 2005 and from September 1997 through August 2005, he was a Managing Partner of Kirtland Capital. He was President and a director of National City Corporation (Diversified financial holding company) from October 1995 until July 1997. He also served as Deputy Chairman and a director from August 1988 until October 1995. Mr. Robertson has served on Huntington Bancshares Inc.’s Board of Directors since September 2009. Mr. Robertson is also a member of the Board of

Managers of the Prentiss Foundation, an emeritus member of the Board of Trustees of the Cleveland Museum of Art and serves as a director of Hartland & Co. Mr. Robertson is 69 years old and has been a director of Materion Corporation since 1997. With his background and expertise in private equity and banking, Mr. Robertson brings a unique and valuable perspective on the capital markets and acquisitions to our Board of Directors.

John Sherwin, Jr., President, Mid-Continent Ventures, Inc. (Venture capital company). Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years. Mr. Sherwin is a director of John Carroll University, an executive in residence at Lakeland Community College and a trustee of The Cleveland Clinic Foundation. Mr. Sherwin is 72 years old and has been a director of Materion Corporation since 1981 and the Lead Director since 2005. Mr. Sherwin brings extensive business and governance experience to our Board of Directors, including a deep understanding of the Company gained in his 30 years of service on the Board of Directors, positioning him well to serve as our Lead Director.

CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS

We have adopted a Policy Statement on Significant Corporate Governance Issues and a Code of Conduct Policy in compliance with New York Stock Exchange and Securities and Exchange Commission requirements. These materials, along with the charters of the Audit, Compensation and Governance and Organization Committees of our Board of Directors, which also comply with applicable requirements, are available on our web site at www.materion.com, or upon request by any shareholder to Secretary, Materion Corporation, 6070 Parkland Blvd., Mayfield Heights, Ohio 44124. We also make our reports on Forms 10-K, 10-Q and 8-K available on our web site, free of charge, as soon as reasonably practicable after these reports are filed with the Securities and Exchange Commission. Any amendments or waivers to our Code of Conduct Policy, Committee Charters and Policy Statement on Significant Corporate Governance Issues will also be made available on our web site. The information on our web site is not incorporated by reference into this proxy statement or any of our periodic reports.

Director Independence

The New York Stock Exchange listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the New York Stock Exchange listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, or its subsidiaries or affiliates. Our Board of Directors has adopted the following standards, which are identical to those of the New York Stock Exchange listing standards, to assist it in its determination of director independence. A director will be determined not to be independent under the following circumstances:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Additionally, for purposes of determining whether a director has a material relationship with the Company apart from his or her service as a director, our Board of Directors has deemed the following relationships as categorically immaterial:

•	the director (or an immediate family member) is a current employee, director or trustee of a tax-exempt organization and the Company’s contributions to the organization (excluding Company matching of employee contributions) in any fiscal year are less than $120,000; or

•	the director is a director of a company that has made payments to, or received payments or deposits from, the Company for property, goods or services in the ordinary course of business in an amount which, in any fiscal year, is less than the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Hipple, is “independent” within the meaning of that term as defined in the New York Stock Exchange listing standards; a “non-employee director” within the meaning of that term as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (Exchange Act); and an “outside director” within the meaning of that term as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code of 1986 (Code).

Charitable Contributions

Within the last three years, we have made no charitable contributions during any single fiscal year to any charity in which an independent director serves as an executive officer, of over the greater of $1,000,000 or 2% of the charity’s consolidated gross revenues.

Non-management Directors

Our Policy Statement on Significant Corporate Governance Issues provides that the non-management members of the Board of Directors will meet during each regularly scheduled meeting of the Board of Directors. Presently Mr. Sherwin is the lead non-management director.

In addition to the other duties of a director under our Policy Statement on Significant Corporate Governance Issues, the Lead Director, in collaboration with the other independent directors, is responsible for coordinating the activities of the independent directors and in that role will:

•	chair the executive sessions of the independent directors at each regularly scheduled meeting;

•	make recommendations to the Board Chairman regarding the timing and structuring of Board meetings;

•	make recommendations to the Board Chairman concerning the agenda for Board meetings, including allocation of time as well as subject matter;

•	advise the Board Chairman as to the quality, quantity and timeliness of the flow of information from management to the Board;

•	serve as the independent point of contact for shareholders wishing to communicate with the Board other than through management;

•	interview all Board candidates, and provide the Governance and Organization Committee with recommendations on each candidate;

•	maintain close contact with the Chairman of each standing committee and assist in ensuring communications between each committee and the Board;

•	lead the Chief Executive Officer evaluation process; and

•	be the ombudsman for the Chief Executive Officer to provide two-way communication with the Board.

Board Communications

Shareholders or other interested parties may communicate with the Board of Directors as a whole, the lead non-management director or the non-management directors as a group, by forwarding relevant information in writing to Lead Director, c/o Secretary, Materion Corporation, 6070 Parkland Blvd., Mayfield Heights, Ohio 44124. Any other communication to individual directors or committees of the Board of Directors may be similarly addressed to the appropriate recipients, c/o Secretary, Materion Corporation, 6070 Parkland Blvd., Mayfield Heights, Ohio 44124.

Board Leadership

Currently, the Chairman of the Board of Directors also serves as the Chief Executive Officer. The Board of Directors has no policy with respect to the separation of these offices. The Board of Directors believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board of Directors to consider it each time that it elects the Chief Executive Officer. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate these offices, but it believes that there is no reason to do so at this time.

As both a director and officer, Mr. Hipple fulfills a valuable leadership role that the Board believes is essential to the continued success of the Company’s business operations at this time. In the Board’s opinion, Mr. Hipple’s dual role enhances the Company’s ability to coordinate long-term strategic direction with important business opportunities at the operational level and enhances his ability to provide insight and direction on important strategic initiatives impacting the Company and its shareholders to both management and the independent directors.

Unless the Chairman of the Board of Directors is an independent director, the independent directors periodically select from among their number one director who will serve as the lead independent director, whom we refer to as the Lead Director. The Lead Director works with the Chairman and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. Finally, the Company’s Governance and Organization Committee conducts an annual assessment of the Board’s structure for compliance with corporate governance and risk management best practices. The Company does not believe that the Board of Directors’ role in the risk management process has any effect on the leadership structure of the Board of Directors.

Audit Committee

The Audit Committee held six meetings in 2010. The Audit Committee membership consists of Mr. Lawrence, as Chairman, and Messrs. Bersticker, Keithley, Pryor and Shular. Under the Audit Committee Charter, the Audit Committee’s principal functions include assisting our Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and our financial reporting process;

•	compliance with ethics policies and legal and other regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	our systems of internal accounting and financial controls; and

•	the performance of our independent registered public accounting firm and of our internal audit functions.

We currently do not limit the number of audit committees on which our Audit Committee members may serve. No member of our Audit Committee serves on the audit committee of three or more public companies in addition to ours. The Audit Committee also prepared the Audit Committee report included under the heading “Audit Committee Report” in this proxy statement.

Audit Committee Expert, Financial Literacy and Independence

Although our Board of Directors has determined that more than one member of the Audit Committee has the accounting and related financial management expertise to be an “audit committee financial expert,” as defined by the Securities and Exchange Commission, it has named the Audit Committee Chairman, Mr. Lawrence, as the Audit Committee financial expert. Each member of the Audit Committee is financially literate and satisfies the independence requirements in section 303A.02 of the New York Stock Exchange listing standards.

Compensation Committee

The Compensation Committee held seven meetings in 2010. Its membership consists of Dr. Reddy as Chairman, and Messrs. Khilnani, Madar, Robertson and Sherwin. The committee may, at its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee; provided that such subcommittee has a published charter in accordance with the rules of the New York Stock Exchange. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (a) “Non-employee Directors” for the purposes of Rule 16b-3 of the Exchange Act, as in effect from time to time, and (b) “outside directors” for the purposes of section 162(m) of the Code. The committee’s principal functions include:

•	reviewing and approving executive compensation, including severance payments;

•	administering and recommending equity and non-equity incentive plans;

•	overseeing regulatory compliance with respect to compensation matters;

•	advising on senior management compensation; and

•	reviewing and discussing the Compensation Discussion and Analysis (CD&A) and Compensation Committee Report.

For additional information regarding the operation of the Compensation Committee, see the “Compensation Discussion and Analysis” in this proxy statement.

Governance and Organization Committee

The Governance and Organization Committee held five meetings in 2010. The Governance and Organization Committee membership consists of Mr. Sherwin, as Chairman, and Messrs. Bersticker, Keithley, Khilnani, Lawrence, Madar, Pryor, Reddy, Robertson and Shular. All the members are independent in accordance with the New York Stock Exchange listing requirements. The Committee’s principal functions include:

•	evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by shareholders to our Secretary;

•	making recommendations to the full Board of Directors regarding directors’ compensation;

•	making recommendations to the full Board of Directors regarding governance matters;

•	overseeing the evaluation of the Board and management of the Company;

•	assisting in management succession planning; and

•	reviewing related party transactions.

As noted above, the Governance and Organization Committee is involved in determining compensation for our directors. The Governance and Organization Committee administers our equity incentive plans with respect to our directors, including approval of grants of stock options and other equity or equity-based awards, and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans for directors. The Governance and Organization Committee periodically reviews director compensation in relation to comparable companies and other relevant factors. Any change in director compensation must be approved by the Board of Directors. Other than in his capacity as a director, no executive officer other than the Chief Executive Officer participates in setting director compensation. From time to time, the Governance and Organization Committee or the Board of Directors may engage the services of a compensation consultant to provide information regarding director compensation at comparable companies.

Nomination of Director Candidates

The Governance and Organization Committee will consider candidates recommended by shareholders for nomination as directors of Materion Corporation. Any shareholder desiring to submit a candidate for consideration by the Governance and Organization Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Governance and Organization Committee, c/o our Secretary, 6070 Parkland Blvd., Mayfield Heights, Ohio 44124. The Governance and Organization Committee did not receive any recommendation for a candidate from a shareholder or shareholder group as of March 10, 2011.

In recommending candidates to the Board of Directors for nomination as directors, the Governance and Organization Committee’s charter requires it to consider such factors as it deems appropriate, consistent with our Policy Statement on Significant Corporate Governance Issues. These factors are as follows:

•	broad-based business, governmental, non-profit, or professional skills and experiences that indicate whether the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision making in the array of complex issues facing the Company;

•	exhibited behavior that indicates he or she is committed to the highest ethical standards and the values of the Company;

•	special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing directors;

•	whether the candidate will effectively, consistently and appropriately take into account and balance the legitimate interests and concerns of all our shareholders and other stakeholders in reaching decisions;

•	a global business and social perspective, personal integrity and sound judgment; and

•	time available to devote to Board activities and to enhance their knowledge of the Company.

Although the Company does not have a formal policy regarding diversity, as part of the analysis of the foregoing factors, the Governance and Organization Committee considers whether the candidate enhances the diversity of the Board of Directors. Such diversity includes professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin.

The Governance and Organization Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.

The Governance and Organization Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance and Organization Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Organization Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Organization Committee through current Board members, professional search firms, shareholders or other persons.

A shareholder of record entitled to vote in an election of directors who timely complies with the procedures set forth in our code of regulations and with all applicable requirements of the Exchange Act and the rules and regulations thereunder, may also directly nominate individuals for election as directors at a shareholders’ meeting. Copies of our code of regulations are available by a request addressed to Secretary, 6070 Parkland Blvd., Mayfield Heights, Ohio 44124.

To be timely, notice of a shareholder nomination for an annual meeting must be received at our principal executive offices not fewer than 60 nor more than 90 days prior to the date of the annual meeting. However, if the date of the meeting is more than one week before or after the first anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, nominations must be received within ten days from the date of our notice.

Retirement Plan Review Committee

In May 2010, the Board of Directors dissolved the Retirement Plan Review Committee. The responsibilities of this Committee were distributed among the other board committees and senior management.

Director Attendance

Our Board of Directors held six meetings in 2010. All of the directors who were directors in 2010 attended at least 75% of the Board and assigned committee meetings during 2010. Our policy is that directors are expected to attend all meetings including the annual meeting of shareholders. All of our directors, except one, attended last year’s annual meeting of shareholders.

2010 DIRECTOR COMPENSATION

Annual compensation for non-employee directors for 2010 was comprised of cash compensation, consisting of annual retainer fees, and equity compensation, consisting of restricted stock units. Each of these components is described in more detail below.

	Fees Earned or		Stock
	Paid in Cash		Awards(2)	Total
Name	($)		($)	($)

Albert C. Bersticker	70,000	(1)	60,005	130,005
Joseph P. Keithley	72,500		60,005	132,505
Vinod M. Khilnani	65,000		60,005	125,005
William B. Lawrence	78,333		60,005	138,338
William P. Madar	65,000		60,005	125,005
William G. Pryor	70,000		60,005	130,005
N. Mohan Reddy	73,333		60,005	133,338
William R. Robertson	65,000		60,005	125,005
John Sherwin, Jr.	85,000		60,005	145,005
Craig S. Shular	70,000	(1)	60,005	130,005

(1)	Pursuant to the 2006 Non-employee Director Equity Plan (the 2006 Director Plan), Messrs. Bersticker and Shular elected to defer 100% of their compensation in the form of deferred stock units in 2010.

(2)	The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for stock awards to each non-employee director. See Note K to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in calculating such expense. Each non-employee director was automatically awarded 2,244 restricted stock units, with a grant date fair value of $26.74 per share, pursuant to the 2006 Director Plan.

As of December 31, 2010, the aggregate number of stock options outstanding and the aggregate number of stock awards subject to forfeiture were as follows:

		Restricted
	Stock Options	Stock Units

Albert C. Bersticker	10,000	2,244
Joseph P. Keithley	—	2,244
Vinod M. Khilnani	—	2,244
William B. Lawrence	9,000	2,244
William P. Madar	8,000	2,244
William G. Pryor	9,000	2,244
N. Mohan Reddy	—	2,244
William R. Robertson	—	2,244
John Sherwin, Jr.	—	2,244
Craig S. Shular	—	2,244

Annual Retainer Fees

Non-employee directors receive an annual retainer fee in the amount of $65,000. Non-employee directors who chair a committee receive an additional $5,000 annually, with the exception of the Chairman of the Compensation Committee, who, effective May 2010, received an additional $10,000 annually (an increase from $5,000 annually) and the Chairman of the Audit Committee, who, effective May 2010, received an additional $15,000 annually (an increase from $10,000 annually). The Lead Director receives an additional $15,000 annually. Members of the Audit Committee, with the exception of the Chairman, receive an additional $5,000 annually.

Equity Compensation

Under the 2006 Director Plan, non-employee directors who continue to serve as a director following an annual meeting of shareholders receive $60,000 worth of restricted stock units, an increase of $15,000 effective May 2010, which will be paid out in common stock at the end of a one-year restriction period unless the participant elects that the shares be received in the form of deferred stock units. This increase was based on a market study performed by our Compensation Committee’s consultant. These restricted stock units are automatically granted on the day following the annual meeting. The number of restricted stock units granted is equal to $60,000 divided by the closing price of our common stock on the date of grant. In the event a new director is elected or appointed, common stock will be granted on the first business day following the election or appointment to the Board of Directors. This grant of common stock will be equal to $100,000 divided by the closing price of our common stock on the day the director is elected or appointed to the Board of Directors.

Deferred Compensation

Non-employee directors may defer all or a part of their annual retainer fees in the form of deferred stock units under the 2006 Director Plan until ceasing to be a member of the Board of Directors. A director may also elect to have restricted stock units or other stock awards made under the 2006 Director Plan deferred in the form of deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Materion Corporation’s common stock by each person known by Materion Corporation to be the beneficial owner of more than 5% of the common stock, by each present director of Materion Corporation, by each of the Chief Executive Officer, Chief Financial Officer and other mostly highly compensated executive officer (each Named Executive Officer or NEO) of Materion Corporation and by all directors and executive officers of Materion Corporation as a group, as of February 14, 2011, unless otherwise indicated. The shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them unless otherwise indicated. Shares that are subject to stock options and Stock Appreciation Rights (SARs) that may be exercised within 60 days of February 14, 2011 are reflected in the number of shares shown and in computing the percentage of Materion’s common stock beneficially owned by the person who owns those options and SARs.

	Number of
Non-officer Directors	Shares		Percent of Class

Albert C. Bersticker	48,070	(1)(2)	*
Joseph P. Keithley	22,616	(2)	*
Vinod M. Khilnani	12,773	(2)	*
William B. Lawrence	18,958	(1)(2)	*
William P. Madar	31,459	(1)(2)	*
William G. Pryor	18,958	(1)(2)	*
N. Mohan Reddy	26,541	(2)	*
William R. Robertson	18,747	(2)	*
John Sherwin, Jr.	20,885	(2)(3)	*
Craig S. Shular	19,161	(2)	*
Named Executive Officers
Richard J. Hipple	87,743	(1)	*
John D. Grampa	75,041	(1)	*
Daniel A. Skoch	78,267	(1)	*
All directors and executive officers as a group (including the Named Executive Officers) (13 persons)	479,219	(4)	2.4%
Other Persons
BlackRock, Inc.	1,635,833	(5)	8.1%
40 East 52nd Street New York, NY 10022
Keeley Asset Management Corp.	1,057,500	(6)	5.2%
401 South LaSalle Street
Chicago, IL 60605
The Vanguard Group, Inc.	1,018,765	(7)	5.0%
100 Vanguard Blvd.
Malvern, PA 19355

*	Less than 1% of common stock.

(1)	Includes shares covered by outstanding options and SARs exercisable within 60 days as follows: Mr. Hipple 23,700; Mr. Grampa 48,550; and Mr. Skoch 48,400; and options exercisable for Mr. Bersticker for 10,000; and 9,000 for each of Messrs. Lawrence and Pryor; and 8,000 for Mr. Madar.

(2)	Includes deferred shares under the Deferred Compensation Plans for Non-employee Directors as follows: Mr. Bersticker 26,898; Mr. Keithley 17,908; Mr. Khilnani 10,529; Mr. Lawrence 3,852; Mr. Madar 5,974; Mr. Pryor 1,000; Dr. Reddy 19,456; Mr. Robertson 9,789; Mr. Sherwin 7,101; and Mr. Shular 16,917.

(3)	Includes 1,429 shares owned by Mr. Sherwin’s children, of which Mr. Sherwin disclaims beneficial ownership.

(4)	Includes 156,650 shares subject to outstanding options and SARs held by officers and directors and exercisable within 60 days.

(5)	BlackRock, Inc., reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2011 that, as of December 31, 2010, it had sole voting and sole dispositive power with respect to 1,635,833 shares.

(6)	Keeley Asset Management Corp., an investment adviser in accordance with Rule 13d-1(b)(ii)(E), reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011 that, as of December 31, 2010, it had sole voting and sole dispositive power with respect to 1,057,500 shares.

(7)	The Vanguard Group, Inc., an investment adviser in accordance with Rule 13d-1(b)(ii)(E), reported on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2011 that, as of December 31, 2010, it had sole voting and shared dispositive power with respect to 30,925 shares and sole dispositive power with respect to 987,840 shares. The amount beneficially owned totals 1,018,765 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Executive Summary explains the 2010 outcomes of our various compensation plans for named executive officers (NEOs), who include Messrs. Richard J. Hipple, Chairman, President and Chief Executive Officer; John D. Grampa, Senior Vice President Finance and Chief Financial Officer; and Daniel A. Skoch, Senior Vice President Administration, and illustrates the linkage between our compensation philosophy and our financial and shareholder return performance. This Executive Summary also discusses significant changes to our executive pay programs to update for best practices.

Our compensation philosophy is targeted at the competitive market median and is designed to attract, motivate and retain the type of executives we need to manage and grow our portfolio of businesses. In addition, our philosophy has a significant pay-for-performance component as reflected in the design of our executive incentive plans and provides opportunities for share ownership to match the interests of our NEOs and shareholders.

Company Performance

During 2010, our financial performance recovered significantly from its 2009 low point, which was reflected in our very positive share price performance. Specifically, operating profit, our key measure of financial performance, increased from a loss of $19.5 million in 2009 to a profit of $73.6 million in 2010. Our share price increased from a closing price of $18.54 on December 31, 2009 to $38.64 on December 31, 2010, an increase of 108.4%.

2010 Compensation Decisions

The impact of our financial and shareholder return performance in 2010 on our executive compensation program for our NEOs was as follows:

•	salaries — We increased salaries at the beginning of 2010, basing the new salaries on market median pay levels and taking into account the freeze and temporary decrease in salaries that occurred during 2009 due to economic conditions;

•	Management Performance Compensation Plan (MPCP) — Our financial performance was such that we paid above target annual incentives for 2010 financial performance, primarily based on exceeding our adjusted operating profit goal, achievement against our relative pre-tax return on invested capital (ROIC) performance objective measured against our peer group and the achievement of individual goals and objectives by our executives;

•	Long-Term Incentive Plan (LTIP) — The LTIP covering the 2008-2010 performance period did not reach minimum threshold performance levels and, as a result, there were no payouts for the NEOs from this plan;

•	Stock Appreciation Rights (SARs) and restricted stock grants — We made grants of SARs and time-based restricted stock in February 2010 based on our designated targets for such compensation for each NEO at a price of $21.24. Since that time, our share price has increased substantially, meaning the 2010 SARs grant is in-the-money and the restricted share values are higher than the value upon grant; and

•	prior equity grants — The increase in our share price during 2010 has caused all but one of the existing SARs grants to be in-the-money and restricted stock granted in years prior to 2010 to have increased in value, mirroring the experience of our shareholders in 2010.

Program and Corporate Governance Changes for 2011

During 2010, the Compensation Committee made a number of executive pay and related corporate governance changes, most of which will be effective in 2011 and 2012. These changes included:

•	eliminated all executive perquisite programs for the NEOs, including club dues and financial planning, as well as contributions to the Executive Deferred Compensation Plan II (EDCP II) for NEOs;

•	confirmed the elimination of excise tax gross-ups in the context of a change in control upon their current sunset date in February 2012 and also confirmed that we do not intend to enter into any additional employment agreements with an excise tax gross-up provision;

•	implemented a “double trigger” for all new equity grants beginning in 2011 which will require both a change in control and a subsequent employment termination to take place prior to the vesting of the equity associated with the grants in the event of a change in control. This new provision replaces the current single trigger which only requires a change in control to occur. We also increased the change in control beneficial ownership trigger from 20% to 30%;

•	reallocated the direct pay programs for the NEOs (salaries, annual and long-term incentives) along a continuum that provided higher level executives with relatively greater incentive opportunities and relatively lower salaries — the reallocation included all of the NEOs as well as six additional executives;

•	reduced the term of new SARs grants to seven years;

•	implemented share ownership guidelines for the Company’s nine senior executives (including all of the NEOs) and directors requiring the retention of 50% of the after-tax value of equity grants for executives and 33% for directors for a period of five years after exercise/vesting; and

•	implemented a formal clawback policy that goes beyond the existing provisions contained in our equity award agreements and mandates of the Sarbanes-Oxley Act. Although clawbacks are not yet required under the Dodd-Frank Act, we adopted a clawback policy in response to the Dodd-Frank Act. When final regulations are promulgated by the SEC, currently expected late in 2011 with respect to clawbacks, we will modify our policy accordingly.

Overall, the Committee believes the executive pay and corporate governance changes better align the Company’s executive compensation program with best practices in the competitive market. More detailed discussion on each of these changes is provided below.

Compensation Philosophy and Objectives

Our long-standing compensation philosophy has three key objectives:

•	attract, motivate and retain key executives with the ability to profitably grow our business portfolio;

•	build a pay-for-performance environment targeted at the competitive market; and

•	provide opportunities for share ownership to match the interests of our executives with our shareholders.

We achieved the following objectives in 2010:

•	we did not need to attract any new NEOs and we retained all of our current NEOs in 2010. The compensation programs with retention aspects include salaries, time-based restricted stock, SARs and our various retirement plans;

•	we created a pay-for-performance environment and motivated our NEOs through the use of incentive plans, including the cash-based MPCP and SAR grants. Our pay-for-performance philosophy is significant in that we only pay incentives when warranted by financial performance, as demonstrated by the fact that our MPCP and LTIP plans have paid out only about 50% of the time in the past 10 years. We believe this set of outcomes over a long time period demonstrates the degree of difficulty of the performance targets associated with the MPCP and LTIP as well as the past cyclicality of our businesses; and

•	our equity-based plans, including the LTIP, SARs and restricted stock, provide share ownership opportunities to our NEOs. As noted above, we have implemented formal share ownership guidelines based on a requirement that our top nine executives retain 50% of the shares earned after-tax on any SARs exercise, vesting of restricted stock or restricted stock unit (RSU) vesting (converted to share value upon vesting if paid in cash) for a period of five years. We eliminated the informal seven-year holding period for restricted stock grants as a result of the implementation of these new and expanded guidelines.

Other aspects of our compensation programs designed to help achieve the above objectives include:

•	salaries are targeted at the market median as defined primarily by pay survey data with additional comparisons with the peer group of companies (see pages 19-20 below) of comparable size and industry provided by the Compensation Committee’s outside consultant;

•	we provide MPCP payout targets at levels above the market median and our equity grants, including SARs and restricted stock, are targeted to result in payouts at levels below the market median, offsetting the above-market annual incentive opportunities in the MPCP;

•	our rationale for higher MPCP opportunities and lower than market equity grants is driven by the difficulty we have in controlling the long-term cyclicality of our various business units and our related ability to forecast future financial performance accurately for the purposes of long-term incentive plans;

•	we set performance objectives for the MPCP as follows:

•	target performance objectives are set at the market median and usually reflect improved performance from the prior year;

•	minimum performance objectives are set at levels below which we do not pay incentives; and

•	maximum performance objectives are linked to payouts significantly above the market median;

•	as part of the MPCP, we also measure our ROIC against a peer group of companies on a relative basis as well as set subjective, but measurable, individual performance goals that, if met, will result in payment of another part of the competitive total pay package; and

•	we provide standard and competitive benefits programs, including health, life and other group benefits along with retirement and deferred compensation opportunities. As noted above, we eliminated all executive perquisites beginning in 2011, although a few such perquisites were still in place in 2010.

Overall, our executive compensation programs are targeted, in total, at the market median, recognizing that individual NEOs may be higher or lower based on experience, individual performance and other factors.

The Compensation Committee and its Independent Consultant

All of the members of the Compensation Committee, which we refer to in this Compensation Discussion and Analysis as the “Committee”, are independent, non-employee directors as defined by the rules of the New York Stock Exchange. The Committee makes policy and strategy recommendations to the Board and has authority delegated from the Board to:

•	implement executive pay decisions;

•	design the base pay, incentive pay, and benefits for the top fourteen executives; and

•	administer our equity incentive plans.

The Committee met seven times in 2010, including one teleconference. Most meetings included an executive session during which management was not present. Most compensation decisions are finalized in the first quarter of each fiscal year. The Compensation Committee Charter, which discusses the Committee’s responsibilities on a more comprehensive basis, is available at www.materion.com and is reviewed on an annual basis to ensure it continues to match changing corporate governance requirements and expectations.

The Committee received input from the CEO with respect to salaries, incentives and total pay for the other NEOs, and input from the other NEOs for the other eleven executives who are part of the Committee’s responsibility, but all compensation decisions for these individuals are ultimately made by the Committee. In addition, the Committee reviews tally sheets of overall compensation element values and totals, primarily to identify any competitive issues, gain an understanding of the relative dollar values of each compensation element and to understand the magnitude of total compensation. Finally, the Committee reviews other business documents such as budgets, financial statements and management reports on our business activities in making its decisions. The directors’ compensation is administered by the Governance and Organization Committee.

In determining compensation elements and performance goals for the NEOs, the Committee relies on several resources, including the services of Pearl Meyer & Partners (PM&P), an independent compensation consultant that was engaged by, and reports directly to the Committee. The Committee also approved management’s request to use PM&P to help prepare this Compensation Discussion and Analysis. The Committee determined that providing this limited service to management did not impair PM&P’s independence in its services to the Committee. As a result, PM&P provides only executive compensation services to the Company.

The Committee retained the services of PM&P in 2010 to conduct a competitive pay analysis for our top fourteen executives, including the NEOs, for which the Committee is responsible, as well as an additional eleven executives important to our ongoing operations. In addition, the Committee retained PM&P to review the overall executive incentive structure and make recommendations for changes that would be effective in the 2011 fiscal year. The Committee relied on this information for its decisions in 2010 as well.

Benchmarking

In setting base salary and total pay targets, the Committee relied on certain benchmark data provided by PM&P. This data consisted of: (1) survey information published by CHiPS (Executive and Senior Management Total Compensation Survey (2009)), Mercer Human Resource Consulting (U.S. Executive Benchmark Database (2009)) and Towers Watson (Top Management Compensation Survey (2009-10)), with each survey containing several hundred participants and no single company being relied upon for data in any significant manner; and (2) a selected peer group of companies.

The Committee used the information collected from the published surveys to determine market median salary and target annual and long-term award amounts to match our pay philosophy. The target for both salary and total direct pay (the sum of salary and target annual and long-term incentives) was the median of the companies represented in the published survey data provided by PM&P. Overall, total compensation was within 7% to 13% of the median for the NEOs.

The Committee selected the peer group of companies used in the pay analysis, with PM&P’s assistance and input from management, by applying criteria to identify companies of similar size, complexity and in similar/aspirational positions on end users’ supply chains, as well as competitors for executive talent. The peer group had:

•	reported 2009 annual revenue generally between 50% and 200% of our revenue for 2009;

•	business-to-business operations, with sales to other companies rather than the ultimate consumer;

•	a durable goods manufacturing focus; and

•	an orientation toward specialty products and advanced materials, with an emphasis on consumer electronics.

The members of the peer group and their 2009 revenue, in millions, were as follows:

Company	Revenue	Company	Revenue

Cabot Corp.	$2,243	Kemet Corp.	$736
Ferro Corp.	1,658	Novellus Systems	639
Carpenter Technology	1,362	Integrated Device Technology, Inc.	536
Stepan Co.	1,276	CTS Corp.	499
Atmel Corp.	1,217	Haynes International Inc.	439
Hexcel Corp.	1,108	Coherent Inc.	436
RF Micro Devices Inc.	978	RTI International Metals Inc.	408
Minerals Technologies Inc.	907	Hutchinson Technology Inc.	408
OM Group Inc.	872	Ceradyne Inc.	401
Skyworks Solutions Inc.	803	Pulse Electronics Corp.	399

The median 2009 peer group revenue was $770 million, comparable to our 2009 revenue of approximately $715 million. Cabot and Ferro were included because they are direct competitors for executive talent. The above peer group is identical to the peer group used by the Committee in 2008 for comparable purposes.

The Committee used the median pay data among CEOs and CFOs of the peer group as an additional checkpoint in determining salaries and targets for annual and long-term awards within a competitive total compensation pay opportunity for the executives. The peer group data showed our CEO and CFO at the 41st and 45th percentiles, respectively, for total compensation, within a competitive range of the market median target. This peer group is also used to determine achievement of the ROIC measure under our MPCP, as discussed below.

Total Compensation Mix for 2010

Our major direct compensation components consist of salary, an annual cash incentive and equity-based long-term incentives. The following table illustrates the relative pay mix, based on initial award values, for our NEOs if the target levels for the 2010 MPCP are achieved and equity grants were made at target rates. For simplicity and to illustrate the Committee’s key goals and objectives, we have only included the major direct pay programs:

					Equity
				Equity	Incentives -
				Incentives -	Retention
			MPCP at	Performance	(Restricted
Named Executive Officer	Title	Salary	Target	(SARs)	Stock)	Total
		Column 1	Column 2	Column 3	Column 4	Column 5

Richard J. Hipple	Chairman, President and CEO	23.4%	36.2%	26.9%	13.5%	100.0%
John D. Grampa	Senior VP Finance and CFO	34.8%	31.2%	22.7%	11.3%	100.0%
Daniel A. Skoch	Senior VP Administration	35.5%	30.0%	23.0%	11.5%	100.0%
Dollar-based Average		28.2%	33.9%	25.3%	12.6%	100.0%

Note: The basis for the calculations is the salary that was in place in 2010 for each NEO.

Our long-standing pay-for-performance philosophy has caused the Committee to:

•	set salaries (Column 1 above) as a smaller part of total compensation for the NEOs; and

•	provide a greater portion of the NEOs’ total pay in equity-based pay that more closely aligns management’s interests with those of our shareholders, including time-based restricted stock (Column 4 above) and SARs grants (Column 3 above). In 2010, SARs grants represented 67% of the equity opportunities offered to the NEOs.

Overall, the table above illustrates the following:

•	cash-based pay, as well as short-term pay (the combination of salaries and MPCP or Columns 1 and 2 above), is about 62% of the total, with equity-based, long-term oriented pay representing the other 38%; and

•	fixed pay (salaries and restricted stock or Columns 1 and 4 above) average about 40% of the total versus 60% for performance-based pay.

The pay mixes noted above are different from the market median data derived from the competitive pay analysis as we continued with our philosophy, which began in 2009, of moving a portion of the equity grant value into the MPCP, which resulted in a higher proportion of targeted pay comprised of annual incentives and a lower proportion in equity incentives than most companies. Specifically, in 2009, we discontinued the LTIP we have had in place for a number of years, which provided pay for three-year financial performance, and shifted 50% of its value to the MPCP with the remaining 50% being split between SARs and restricted stock grants, such that SARs grants represented two-thirds of the total equity grant and restricted stock represented one-third.

We undertook this change in 2009, continued with it in 2010 and made further changes in 2011 (as discussed in more detail below) because of the ongoing difficulty of reliably forecasting three-year financial performance. Our lack of precision on this issue resulted in a significant number of prior LTIP awards either not paying out at all (including the 2008-2010 cycle that matured this year), indicating performance often well below the threshold levels, or paying at maximum, indicating performance that was often well above maximum. We are more confident in our ability to forecast annual financial performance through the MPCP, while SARs and restricted stock grants do not require forecasting future financial performance, and instead their ultimate value is linked to how well our stock performs and how much our shareholders benefit. These changes generally maintained the level of pay-for-performance in our overall executive compensation program.

Executive Compensation Elements

To meet our objectives and reward executives for demonstrating the desired actions and behaviors, we compensate our executive officers through:

•	salary;

•	MPCP;

•	equity awards;

•	payments upon severance and change in control;

•	retirement and deferred compensation benefits;

•	health and welfare benefits; and

•	executive perquisites (eliminated in 2011).

The following is an explanation of the reasons each pay element is included in the total compensation package of an executive; the intended value, targeted competitive level and targeted portion of total compensation for each pay element; the reasons behind that targeted value, competitive level and proportion of total pay; and the interaction, if any, of each pay element with the other pay elements.

Base Salary

In late 2010, the Committee considered and approved salary increases, effective as of January 1, 2011 for the NEOs. The salaries approved for Messrs. Hipple, Grampa and Skoch for 2011 are $755,000 (reflecting an increase of $50,000); $400,000 (reflecting an increase of $25,000) and $373,000 (reflecting an increase of $28,000), respectively. These increases place each executive’s salary at or slightly above the market median, as defined in the 2010 PM&P study.

The salary increases were tied to the value of the existing executive perquisites, which we have discontinued in our effort to simplify and follow best practices. These discontinued executive perquisites included financial planning, club dues and the estimated value of the company contributions to the Executive Deferred Compensation Plan II (EDCP II) program. No other amounts were added to salaries for the NEOs other than the value of discontinued perquisites. As a result of this change in salary, we will no longer provide the executive perquisites and company contributions to the EDCP II to the NEOs.

Salaries directly affect the determination of life and disability benefits, which are set as a multiple of salary, and are considered in retirement benefit formulas, including deferral and matching contribution calculations for retirement benefits. Salary is also used as the basis for calculating MPCP awards, as described below, and in calculating payments that may be paid upon a change in control, as described in “Other Potential Post-employment Payments.”

2010 MPCP

We established annual performance goals for the MPCP including objective financial performance goals and individual goals for 2010. Objective goals are based solely on financial measures, specifically operating profit at the corporate and individual business unit levels and changes in ROIC performance relative to changes among the peer group noted above, which the Committee believes are the Company’s key success factors.

Target incentives as a percent of salary for 2010 were set at 154.5% for Mr. Hipple, 89.5% for Mr. Grampa and 84.5% for Mr. Skoch, reflecting the partial reallocation of equity incentives completed in 2009, which were unchanged for 2010. The above figures are allocated to several performance measures as follows:

		Relative Return	Individual	Operating	Total
Name	Title	on Invested Capital	Performance	Profit	MPCP Target

Richard J. Hipple	Chairman, President and CEO	57.5%	7.0%	90.0%	154.5%
John D. Grampa	Senior VP Finance and CFO	32.5%	7.0%	50.0%	89.5%
Daniel A. Skoch	Senior VP Administration	32.5%	7.0%	45.0%	84.5%

Awards for individual goals are payable only if threshold adjusted operating profit performance is achieved and overall payouts are capped at 200% of target.

The operating profit goals for 2010 for the NEOs were based on the achievement of overall adjusted operating profit as well as the achievement of operating profit targets at each of the Company’s major business units. Fifty percent of the overall opportunity was based on the Company’s overall operating profit, which was $73.6 million for 2010 and exceeded the maximum target of $39.0 million, resulting in a payout of 200% on that portion of the opportunity. The consolidated adjusted operating profit of the Company’s major business units on a weighted basis made up the other 50% of the overall opportunity. For 2010, the business units on a consolidated weighted basis achieved a performance level of 162.6% on that portion of the opportunity, which was over target but less than maximum. As a result, the total payout for the NEOs was 181.3% which was over target but less than maximum.

We measure the change in ROIC over the course of the trailing four quarters ended on September 30, 2010 (i.e., the fourth quarter of 2009 and the first three quarters of 2010) in order to determine our ROIC performance versus the four quarters ended on September 30, 2009. We determine our rank within the peer group, which then correlates to a percentage of target payout scale.

For 2010, a rank of 11 of 21 (the twenty peer companies plus the Company) correlates to a target payout, while a rank of 1 correlates to a maximum payout at 200% of target and a rank of 16 generates a threshold payout at 50% of target. A rank below 16 does not generate a payout. For 2010, the Company achieved a ranking of 10, correlating to a 110% of target payout. The Company’s actual performance was a gain of 15.25% in ROIC versus a median (rank: 11) of a gain of 13.76%, with the threshold representing a gain of 4.58%.

The Committee set individual goals for the CEO in 2010 designed to focus attention on moving the Company towards its strategic objectives and initiatives, while recognizing the very challenging macro-economic environment. The CEO’s 2010 individual goals included:

•	improved shareholder value;

•	profitable increases in the Company’s critical mass;

•	improved succession planning and organizational development;

•	increased Asian business base;

•	continued development of a broader earnings base for the Company designed to achieve better earnings stability; and

•	improved corporate-wide systems designed to improve consistency and reduce overall corporate risk.

2010 individual goals for the other NEOs also included environmental health and safety objectives and improvement of internal business processes. Payments were made for individual objectives to the NEOs, per the MPCP plan provisions.

The table below shows the total payments made from the MPCP based on the achievement of the relative ROIC measure, operating profit goals and the individual objectives. Actual payments represent about 155% of target in the aggregate.

				Payouts by Performance Measure
				Adjusted			Total
		MPCP Target		Operating	Relative	Individual	MPCP
Executive	Title	%	$	Profit	ROIC	Objectives	Payout

Richard J. Hipple	Chairman, President and CEO	154.5%	$1,089,225	$1,150,349	$445,913	$98,700	$1,694,962
John D. Grampa	Senior VP Finance and CFO	89.5%	$335,625	$339,938	$134,063	$45,000	$519,001
Daniel A. Skoch	Senior VP Administration	84.5%	$291,525	$281,468	$123,338	$41,400	$446,206

Awards made from the MPCP are taken into account in pension benefit formulas and are used to determine deferral and matching contribution calculations for other retirement and deferred compensation benefits. They also may affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments”.

Equity Awards

General

The relative values of total compensation among comparable companies in the survey data are the most important determining factors in setting the long-term incentive amounts, along with consideration of the experience, responsibilities and performance of the executive. Our equity award program is targeted at levels below the market median for comparable long-term incentive programs among our pay survey group and peer group, offsetting the higher than median targets we have set for the MPCP. The equity grants currently held by each NEO are not taken into consideration in making new grants to that NEO.

The Committee is solely responsible for the grant of equity awards. The awards traditionally are granted in February after the Company’s annual earnings have been announced. In February 2007, the Committee adopted Stock Award Administrative Procedure Guidelines related to the various forms of equity grants designed to formalize the process of establishing the date of grant, grant prices at fair market value and other administrative practices appropriate to equity grants to executives.

All equity awards made in 2010 were granted pursuant to the 2006 Stock Incentive Plan (2006 Plan). NEOs are required to forfeit outstanding awards and pay back any amounts realized from equity grants if they engage in activity deemed to be detrimental to the Company, as defined in the equity award agreements.

Grants Made in 2010

The equity program for 2010 had two components, including:

•	SARs grants, which comprised 67% of the total equity value. SARs are granted at fair market value and gain value based on increases in the Company’s share price and, consequently, total shareholder return. SARs vest three years after the grant date, have a term of 10 years and are settled in shares; and

•	time-based restricted stock, which comprised 33% of the remaining equity value. This stock was designed for retention purposes and are earned by NEOs based on the passage of time and continued employment. The restricted stock vests after three years of service. The restricted stock award made in 2010 required that the net after-tax shares be held by the NEOs for an additional seven years, assuming continued employment, before the shares could be sold. This requirement has been eliminated with the implementation of formal share ownership guidelines beginning in 2011.

2008-2010 LTIP

Prior to 2009, the Company made LTIP grants to our NEOs, but this program was discontinued at the beginning of 2009. LTIP values are earned by the NEOs based on the achievement of cumulative pre-determined operating profit targets over a three-year period. A cumulative operating profit threshold must be met before any payout is attained. However, should the cumulative operating profit threshold not be met, and our stock performance during the three-year performance period is in the top quartile compared to the Russell 2000, a payout may be made at the threshold (25% of target) level.

In 2010, each of the NEOs had one remaining LTIP grant maturing, which was made at the beginning of 2008, with a three-year term (2008-2010). The LTIP is a combination of performance restricted shares and performance shares. Performance restricted shares are stock grants that may be earned based on the achievement up to the targeted level of performance during the performance period. Once target performance is attained and the performance restricted shares are earned, results above the targeted level will be paid in performance shares.

The 2008-2010 LTIP was based on cumulative operating profit for the 2008-2010 performance period. The threshold profit goal for this cycle was $195.0 million. The adjusted actual cumulative operating profit for 2008-2010 was $100.0 million. This outcome was below the established threshold performance objective and our stock performance was not in the top quartile compared to the Russell 2000, and, as a result, no payouts were made for performance against cumulative operating profit under the 2008-2010 LTIP for the NEOs.

The amounts realized by the NEOs from the LTIP, but not the amounts realized from the SARs and restricted stock awards, are taken into account in the pension benefit formulas and used for determining deferral and matching contribution calculations for other retirement benefits. None of the equity awards are included in compensation for purposes of determining any other benefit amount, except that they may affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Severance Payments and Payments Upon a Change in Control

Each NEO is party to a Severance Agreement that provides two-year severance benefits in the event of involuntary termination of employment by us, other than for cause or gross misconduct, or due to resignation as a result of a reduction in salary or incentive pay opportunity, provided that such a reduction in salary or incentive pay opportunity is not part of a general reduction in compensation opportunity for all officers. The Severance Agreements were adopted at a time of transition to a new CEO and are intended to secure the continued employment of each NEO through and beyond this time of change.

The Severance Agreements also provide each NEO with benefits in specified circumstances following a change in control. The triggering events for a change in control are described in the section entitled “Other Potential Post-employment Payments” and were designed to be competitive and appropriate based primarily on advice from legal counsel as well as the experience of our directors. If the NEO resigns for defined “Good Reason”, or his employment is terminated by the Company for reasons other than for cause during the three years following a change in control, he will receive three-year severance benefits, as described under “Other Potential Post-employment Payments.” In addition, the NEO can resign for any reason during the 30-day period following the first anniversary of a change in control. The NEO also receives these benefits if any employment change occurs during discussions with any third party that results in a change in control.

The Committee adopted a “gross-up” provision in February 2007 for the “parachute tax” under the Internal Revenue Code Section 280G in the context of a change in control. The “parachute tax” applies to separation compensation beyond a determined cap as defined under section 280G of the Code. Average W-2 compensation for the prior five years is used in calculating the cap. The Committee decided a “gross-up” feature was appropriate because the CEO was new to his role and the cap would be determined by his compensation in a lesser capacity. Additionally, the Company had been in a turnaround situation for five years prior to 2007. Based on this logic, the Committee also included a sunset provision in the “gross-up” feature so that it would automatically end five years after adoption. During 2010, the Committee reaffirmed its desire to let the gross-up provision expire at the end of its five-year life in February 2012. In addition, the Committee confirmed its intent to not enter into any new Severance Agreements that included such a provision on a go-forward basis.

The Committee believes the Severance Agreements are an important part of the competitive executive compensation package because they help ensure the continuity and stability of executive management and provide protection to the NEOs. The Committee also believes the Severance Agreements reduce the NEOs’ interest in working against a potential change in control and help to minimize interruptions in business operations by reducing any concerns they have of being terminated prematurely and without cause during an ownership transition. The Company benefits from these agreements in that in exchange for the protections offered, each NEO agrees to: (i) refrain from competing while employed or for two years after an involuntary termination of employment; (ii) refrain from soliciting any employees, agents, or consultants to terminate their relationship with us; (iii) protect our confidential information; and (iv) assign to the Company any intellectual property rights to any discoveries, inventions or improvements made while employed by us or within one year after his employment terminates.

Retirement Benefits

We provide a variety of plans and benefits to our NEOs that fall under the heading of retirement and deferred compensation benefits, including:

•	Materion Corporation Pension Plan (Pension Plan);

•	special awards;

•	Materion Corporation Savings and Investment Plan (401(k) Plan); and

•	Materion Corporation Executive Deferred Compensation Plan II (EDCP II) (eliminating the Company contribution in 2011).

The special awards are designed to make up for Code limitations associated with the Pension Plan for the NEOs, while the EDCP II is designed to make up for similar limitations related to the 401(k) Plan. The Committee believes each of these programs is necessary from a competitive viewpoint and for retention purposes.

Pension Plan

The Pension Plan is the primary vehicle for providing retirement compensation to all employees and is a tax-qualified defined benefit pension plan. All the NEOs participate in the Pension Plan. Before June 1, 2005, the benefit formula was 50% of the final average earnings over the highest five consecutive years minus 50% of the annual Social Security benefit with the result prorated for service of less than 35 years. Effective as of May 31, 2005, we froze the benefit under the prior formula for all employees, including the NEOs.

Beginning June 1, 2005, the Pension Plan formula was reduced for all participants, including the NEOs, to 1% of each year’s compensation, as defined in the Pension Plan. The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005. However, because the amount of compensation that may be included in the formula for calculating pension benefits and the amount of benefit that may be accumulated in the Pension Plan are limited by the Code, the NEOs will not receive a Pension Plan benefit equal to 1% of their total pay.

The tax code limitations associated with the Pension Plan are taken into account by the Committee in determining amounts intended to supplement retirement income for the NEOs, such as the special awards described below. The benefit accumulated under the Pension Plan does not affect any other element of compensation for the NEOs, except to the extent it is included in the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Special Awards

As noted, the NEOs will not receive a full benefit from the Pension Plan and we do not provide a supplemental retirement plan for our NEOs. At its November 2010 meeting, the Committee exercised its discretion to authorize special awards in lieu of a supplemental retirement benefit plan for Messrs. Hipple, Grampa and Skoch in the amounts of $168,450, $93,100 and $131,770, respectively, all of which were paid in January 2011.

The amount of these payments was derived by making assumptions regarding future anticipated earnings and actuarially calculating a present value benefit equivalent to what would have been accrued if we had a supplemental retirement benefit plan in effect. This calculation used the reduced Pension Plan formula for all service after May 31, 2005. The Committee added an additional five years of service to the calculation as part of Mr. Hipple’s overall compensation package upon his becoming CEO. No obligation exists for future special awards.

These payments may be taken into account in calculating future supplemental retirement amounts, if any are awarded. They also affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments,” but generally are not intended to affect the amounts of any other compensation element for the NEOs.

401(k) Plan

The 401(k) Plan is a tax-qualified defined contribution plan. All of the NEOs participate in this plan as part of their competitive total compensation package. The 401(k) Plan offers the NEOs and all other employees the opportunity to defer income. In addition, we made a matching contribution to each employee equal to 25% of the first 6% of compensation deferred by the employee, beginning on January 1, 2009. However, as of April 4, 2009, we eliminated the match for the remainder of 2009 and the first quarter of 2010 in response to the economic crisis. We restored the match to the 25% level as of April 2010.

This compensation element is tax-deferred and is not intended to affect the value of any other compensation element, but the amount of contributions that may be made under the 401(k) Plan may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

EDCP II

In 2004, the Committee established the EDCP II to replace the Key Employee Share Option Plan (KESOP), which is described in the section entitled “2010 Nonqualified Deferred Compensation”. The EDCP II provides an opportunity for the NEOs to defer a portion of their compensation. The EDCP II also provides a nonelective deferred compensation credit to each NEO’s account in an amount equal to 1.5% of the NEO’s annual compensation above the qualified plan limit in 2009. In April 2009, we eliminated this credit in response to the economic crisis, but restored it in April 2010. The limit for 2010 was $245,000, as determined under the Code, and was unchanged from 2009. The Committee considers this contribution to be a replacement for the loss of any 401(k) Plan matching contribution that otherwise would have been attributable to compensation earned over the qualified plan limit. Earnings are credited to each NEO’s account based on his choice of investment alternatives from a list provided by the Committee.

During 2010, the Committee elected to eliminate this benefit for the NEOs for 2011 and beyond. Estimated amounts for this benefit were calculated and added to each NEO’s salary. The Committee made this change primarily to simplify investor understanding of the overall executive pay program by having as few programs as possible going forward, with the vast majority of executive pay concentrated in salary and annual and equity incentives. The amounts added to salary for Messrs. Hipple, Grampa and Skoch to replace the estimated EDCP II amounts were $23,000, $7,000 and $6,000, respectively. Final salaries for 2011 can be found in the table below.

This compensation element is tax-deferred and is not intended to affect the value of any other compensation element.

Health and Welfare Benefits

The NEOs participate in group life, health and disability programs provided to all salaried employees. Except for periodic executive physicals, no other special health or welfare benefits are provided for the NEOs. Almost all of the value of these benefits is not taxable and does not affect the value of any other elements of compensation for the NEOs, but they may affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Perquisites

During 2010, we paid for financial planning services, to a maximum of $12,500 for each NEO, and annual dues for various club memberships for the NEOs, subject to Committee approval. The Committee believes that such memberships provide the NEOs with important contacts within the business community and provide a good environment for business entertainment needs. However, during 2010, and effective for 2011 and beyond, the Committee elected to add the amounts associated with these perquisites into the salaries of the NEOs and eliminate any future payments for such perquisites. This process was undertaken to simplify the executive pay structure. The amounts added to salary for the perquisites for Messrs. Hipple, Grampa and Skoch were $27,000, $18,000 and $22,000, respectively. See table of 2011 salaries below.

For 2010, these benefits are included in taxable income, and do not affect the determination of retirement benefits. They are not expected to affect the value of any other elements of compensation for the NEOs, except to the extent that they may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Accounting and Tax Effects

The Committee considers both the financial reporting and the taxation of compensation elements in its decision-making process. The Committee seeks a balance between the Company’s best interests, fair treatment for the executives and minimizing taxation of the compensation offered to the executive while maximizing immediate deductibility.

The Committee is also aware of Internal Revenue Code section 162(m), which limits deductions for compensation paid to individual NEOs (with the exception of the CFO) in excess of $1 million. In response, the Committee designs much of the total compensation package of the NEOs to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Committee reserves the right to design and use compensation instruments that may not be deductible within the rules of Internal Revenue Code section 162(m), if those instruments are in the Company’s best interests.

2011 Compensation Changes

The Committee made several changes to the total compensation mix, beginning in 2011. The changes were designed to simplify the overall executive compensation programs, as discussed above, and allocate compensation appropriately across the major categories of compensation, including salary and annual and long-term incentives. The Committee undertook the following steps with regard to 2011 compensation for the NEOs:

•	PM&P provided estimates of competitive total direct compensation at the market median, including salaries and annual and long-term equity incentives. (See Column 1 in the table below);

•	the value of the executive perquisites (primarily club dues and financial planning) and the estimated value of the company contribution to the EDCP II were calculated and these amounts were added to the market median total direct compensation figures derived above. (See Column 1 in the table below);

•	2011 salaries for the NEOs were determined by adding the perquisite and the company contribution to the EDCP II values to 2010 salaries, as described in the Salary section above. (See Column 2 in the table below);

•	the remaining amounts (after subtracting proposed 2011 salaries) were then allocated between annual and long-term incentives, with a heavier weighting on long-term incentives for the CEO (about 47% for annual incentives and 53% for long-term incentives) and an equal weighting (50%/50%) for the remaining NEOs (Messrs. Grampa and Skoch);

•	a majority of the annual incentive plan amounts (about 70%) was allocated to performance against adjusted operating profit at both the corporate and divisional level, with the remainder allocated to performance against the relative ROIC performance measure. The NEOs will not have personal/individual objectives beginning in 2011; and

•	long-term incentives were allocated equally between SARs and restricted stock.

The table below illustrates these concepts:

				Proposed 2011 Total Direct Compensation Allocations
		Market		Annual Incentives		Long-Term Incentives
		Median		Adjusted				Target
		Total Direct	2011	Operating Profit	Relative ROIC		Restricted	Total Direct
Executive	Title	Compensation(1)	Salary(2)	Measure(3)	Measure(3)	SARs(4)	Stock/RSUs(4)	Compensation
		Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7

Richard J. Hipple	Chairman, President and CEO	$3,400,000	$755,000	$881,000	$353,000	$705,500	$705,500	$3,400,000
John D. Grampa	Senior VP Finance and CFO	1,150,000	400,000	268,000	107,000	187,500	187,500	1,150,000
Daniel A. Skoch	Senior VP Administration	1,050,000	373,000	242,000	97,000	169,000	169,000	1,050,000

Totals		$5,600,000	$1,528,000	$1,391,000	$557,000	$1,062,000	$1,062,000	$5,600,000

(1)	Provided by PM&P in 2010 executive compensation review.

(2)	2011 salaries consist of 2010 salaries with addition of executive perquisite values and EDCP II estimated value of Company contributions.

(3)	Allocations/payouts assuming target performance. Performance above or below target will result in different payouts.

(4)	Expected/estimated grant values.

The Committee’s objectives and rationale for undertaking the above changes include:

•	the Committee’s primary concern was to simplify the overall executive pay program by eliminating programs that were relatively small dollar amounts (e.g., club dues, financial planning and the EDCP II match), but which had the potential to be viewed negatively by shareholders. This led the Committee to eliminate as many programs as possible by concentrating their values into the larger direct pay programs such as salaries, annual and long-term/equity incentives, which are more easily understood by shareholders;

•	the rationale for the allocation methodology chosen for the annual and long-term/equity incentives was to provide for relatively greater emphasis on long-term/equity incentives for the CEO, Mr. Hipple, on which he is perceived to have the greatest impact and relatively more emphasis on annual incentives for the remaining NEOs (Messrs. Grampa and Skoch) in which their impact is greater. The Committee continued this process with the group of executives directly below the NEOs by further reducing the percentage allocated to long-term/equity incentives and increasing the percentage allocated to annual incentives;

•	the Committee decided that three outcomes were important in the performance measure allocation within the 2011 MPCP:

•	the majority of the MPCP should be based on the adjusted operating profit goal because this represented the NEOs’ primary area of responsibility;

•	a secondary portion of the MPCP should be allocated to performance against a peer group, primarily because of the cyclical nature of many of the Company’s businesses and its overall results and the desire to be able to reward executives for outstanding relative performance when absolute performance may dictate a different outcome; and

•	the personal/individual objectives for the NEOs should be eliminated, which will result in an MPCP payout that is entirely objectively-based on financial results without the somewhat subjective personal/individual results included in the outcome.

•	the Committee decided on an equal split between SARs and restricted stock to balance the objectives of motivating share price performance, of significant importance to shareholders, and executive retention, the primary focus of restricted stock grants. The Committee viewed these objectives as equally important and each instrument is the primary motivator for achievement of those objectives.

Overall, the Committee wanted to simplify the executive pay programs, for better understanding by all parties, including shareholders, executives and other interested parties, and ensure an appropriate allocation to the major pay programs based on targeting objectives considered important to the Company.

New Share Ownership Guidelines

The Committee implemented new share ownership guidelines beginning in 2011 that require 50% of the net after-tax shares acquired by executives through the exercise of stock options and SARs and the vesting of restricted stock be retained by the NEO for five years after such event. Upon the implementation of these guidelines, the Committee eliminated a previous informal requirement that executives hold for seven years 100% of the net after-tax shares acquired upon the vesting of restricted stock. The Committee believes the implementation of formal share ownership guidelines will help to further ensure the interests of the NEOs and shareholders are aligned.

Anti-Hedging Policy

In our Insider Trading Policy, we have prohibited insiders from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward contract, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of the Company securities.

New Clawback Policy for 2011

As noted above, the Committee also elected to implement a formal clawback policy for the NEOs in advance of final regulations from the SEC, currently expected at some point during 2011 for required implementation in 2012. This policy is in addition to the clawback provisions contained in our equity award agreements that requires NEOs to forfeit outstanding awards and pay back any amounts from equity grants if they engage in activity deemed to be detrimental to the Company. The Committee elected to implement aspects of this policy early because it believes a clawback policy represents an important protection for shareholders and is viewed favorably from a corporate governance standpoint. The new clawback policy covers equity awards and the MPCP and is only effective for 2011. Beginning in 2012 and beyond, the Committee expects to have a revised clawback policy in place that will reflect the expected SEC regulations.

Compensation Policies and Practices to Risk Management

In setting compensation, the Compensation Committee considers the risks to Materion’s shareholders and to the achievement of our goals that may be inherent in the compensation program. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive and employee compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect to the Company.

In its review the Committee noted that:

•	incentive programs provide for balance in that performance measures and goals were tied to the Company’s strategic objectives, achievable financial performance centered on the Company’s expectations, relative performance against a peer group of companies and specific individual goals;

•	a significant portion of variable compensation is delivered in equity (SARs and restricted stock) with multi-year vesting. The Company believes that equity compensation helps reduce compensation risk by balancing financial or strategic goals against any other factors management may take into consideration to ensure long-term shareholder value;

•	limited upside opportunity on incentive awards further ensures that management does not have any incentive to pursue short-term financial performance at the expense of long-term shareholder value;

•	the Company implemented extended scope share ownership guidelines to encourage a focus on long-term growth rather than short-term gains; and

•	the Company extended the scope of our clawback policy to recoup any gains from culpable NEOs that are later found to be based on erroneous financial statements.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2010.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

N. Mohan Reddy (Chairman)

Vinod M. Khilnani

William P. Madar

William R. Robertson

John Sherwin, Jr.

Notwithstanding anything to the contrary as set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

2010 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other named executives (NEOs) who served in such capacities during the fiscal year ended December 31, 2010.

							Change in
							Pension Value
							and Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	(1)($)	(2)($)	(3)($)	(4)($)	($)(5)	($)(6)	($)(7)	($)

Richard J. Hipple	2010	704,634	168,450	419,384	615,717	1,694,961	40,506	31,304	3,674,956
Chairman, President and	2009	674,650	168,450	489,941	705,932	413,829	49,034	34,555	2,536,391
Chief Executive Officer	2008	680,092	177,850	705,825	155,983	181,858	24,136	103,002	2,028,746
John D. Grampa	2010	374,511	93,100	126,081	185,112	519,000	68,266	19,725	1,385,795
Sr. Vice President Finance	2009	339,900	78,315	139,518	201,027	129,558	58,982	17,556	964,856
and Chief Financial Officer	2008	342,642	114,120	291,791	47,152	63,243	37,126	47,668	943,742
Daniel A. Skoch	2010	344,732	131,770	116,013	170,304	446,206	112,204	27,735	1,348,964
Sr. Vice President	2009	324,450	131,770	133,184	191,888	118,755	88,010	26,585	1,014,642
Administration	2008	327,068	131,770	316,793	45,002	63,243	66,330	56,765	1,006,971

(1)	For 2010, “Salary” includes deferred compensation to the 401(k) Plan in the amount of $22,000 for each of Messrs. Hipple, Grampa and Skoch.

(2)	In 2010, the Compensation Committee again exercised its discretion to authorize special awards in lieu of a supplemental retirement benefit plan.

(3)	The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for restricted stock and performance restricted shares granted to each NEO. See Note K to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in calculating the fair value. See the “2010 Grants of Plan-based Awards” table for information on awards made in 2010. Please also note that in the proxy statement for the 2010 annual meeting of shareholders, the 2009 Summary Compensation Table contained amounts for Messrs. Hipple, Grampa and Skoch of $887,692, $268,320 and $256,246, respectively, that were included in the 2009 Stock Awards when they should have been included in the 2007 Stock Awards. The amounts above have been corrected.

(4)	The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for stock appreciation rights granted to each NEO. See Note K to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in calculating the fair value. See the “2010 Grants of Plan-based Awards” table for information on awards made in 2010.

(5)	The amounts in this column for 2010 represent the payments made to the NEOs under the Management Performance Compensation Plan. There were no payments made under the 2008-2010 Long-term Incentive Plan.

(6)	The amounts in this column for 2010 represent the change in pension value and earnings in excess of 120% of the applicable federal rate in effect during 2010 for the KESOP and EDCP II Plans discussed later in this proxy statement. The amounts for the change in pension value and the earnings in excess of 120% of the applicable federal rate in effect during 2010 are as follows:

		KESOP/
	Pension	EDCP II	Total

Richard J. Hipple	$39,330	$1,176	$40,506
John D. Grampa	57,872	10,394	68,266
Daniel A. Skoch	101,453	10,751	112,204

(7)	For all the NEOs, “All Other Compensation” for 2010 includes the Company match to the 401(k) Plan, reimbursement of club dues, financial planning fees and group life premiums. Club dues for Mr. Hipple were $20,876; financial planning fees for Messrs. Grampa and Skoch were $11,234 and $12,500, respectively. “All Other Compensation” includes the Company contribution to the Health Savings Account for Mr. Skoch.

2010 GRANTS OF PLAN-BASED AWARDS

We currently are utilizing two incentive plans that provide executives opportunities to earn cash or stock compensation. The MPCP provides cash compensation for annual performance. The 2006 Stock Incentive Plan provides opportunities for equity-based compensation for service and performance for periods of more than one year.

The following table sets forth information concerning annual incentive cash awards, grants of SARs and restricted stock to the NEOs during the fiscal year ended December 31, 2010, as well as estimated future payouts under those incentive plans. See the CD&A for further discussion of these incentive plans and these types of grants and the reason for these types of grants starting on page 16.

						Estimated Future Payouts
						Under Equity Incentive			All Other
						Plan Awards			Option
								All Other	Awards:		Grant Date
			Estimated Future Payouts					Stock Awards:	Number of	Exercise or	Fair Value
			Under Non-Equity Incentive					Number	Securities	Base Price of	of Stock
			Plan Awards					of Shares	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	or Units (#)(1)	(#)(2)	($/Sh)	($)(3)

Richard J. Hipple	2/22/2010	—	1,089,225	2,178,450
	2/22/2010				—	—	—	19,745		—	419,384
	2/22/2010								53,515	21.24	615,717
John D. Grampa	2/22/2010	—	335,625	671,250
	2/22/2010				—	—	—	5,936		—	126,081
	2/22/2010								16,089	21.24	185,112
Daniel A. Skoch	2/22/2010	—	291,525	583,050
	2/22/2010				—	—	—	5,462		—	116,013
	2/22/2010								14,802	21.24	170,304

(1)	This column shows the restricted stock granted in 2010.

(2)	This column shows the SARs that were granted in 2010. These SARs become fully exercisable and vest 100% after three years.

(3)	The amounts reported in this column reflect the aggregate grant date fair value as computed in accordance with FASB ASC Topic 718 for stock awards. See Note K to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in calculating the fair value.

Executive Employment Arrangements

None of the NEOs has an employment agreement. However, each NEO has a Severance Agreement that provides the executive with three-year severance benefits upon termination or significant change in the duties of the executive as a result of a change in control as defined in the agreement, and two-year severance benefits in the event of certain involuntary terminations. Discussion of the payouts provided for under various termination situations is set forth in the section “Other Potential Post-employment Payments” below.

Base Salary

The Compensation Committee annually reviews and adjusts base pay, in keeping with the overall objectives, pay philosophy and relative position with comparable companies, as discussed in more detail in the CD&A.

Bonuses

Bonus compensation in 2010, as shown in the “2010 Summary Compensation Table,” consisted of discretionary amounts paid in lieu of supplemental retirement benefits, as discussed in more detail in the CD&A under the section entitled “Special Awards.”

Non-equity Incentive Plan Compensation

For 2010, base salaries and bonuses (including amounts deferred to the 401(k) Plan) as a percentage of total compensation shown in the “2010 Summary Compensation Table”, were 24% for Mr. Hipple; 34% for Mr. Grampa; and 35% for Mr. Skoch.

Stock Awards

Stock-based awards under the 2006 Plan during 2010 were made in the form of SARs and restricted stock. Descriptions and the reason for these types of grants are in the CD&A.

Grants of restricted stock and SARs were made in 2008, 2009 and 2010. The associated expense recorded in accordance with accounting guidelines is disclosed in the “2010 Summary Compensation Table”. The restricted stock and SARs vest after three years from the date of grant.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
		Number of
	Number of	Securities
	Securities	Underlying			Number of	Market Value
	Underlying	Unexercised	Option		Shares or	of Share or Units
	Unexercised	Options (#)	Exercise	Option	Units of Stock	of Stock That
	Options (#)	Unexercisable	Price	Expiration	That Have	Have Not
Name	Exercisable	(1)	($)	Date	Not Vested (#)(2)	Vested ($)(3)

Richard J. Hipple	8,700	—	24.03	5/2/2016
	15,000	—	44.72	2/15/2017
		11,102	27.78	2/15/2018
		90,147	15.01	2/10/2019
		53,515	21.24	2/22/2020
					59,690	2,306,422

	23,700	154,764

John D. Grampa	15,000	—	17.075	2/3/2014
	15,000	—	17.68	2/8/2015
	14,000	—	24.03	5/2/2016
	4,550	—	44.72	2/15/2017
		3,356	27.78	2/15/2018
		25,671	15.01	2/10/2019
		16,089	21.24	2/22/2020
					19,439	751,123

	48,550	45,116

Daniel A. Skoch	15,000	—	17.075	2/3/2014
	15,000	—	17.68	2/8/2015
	14,000	—	24.03	5/2/2016
	4,400	—	44.72	2/15/2017
		3,203	27.78	2/15/2018
		24,504	15.01	2/10/2019
		14,802	21.24	2/22/2020
					19,443	751,278

	48,400	42,509

(1)	These amounts represent the SARs that were granted in 2010, 2009 and 2008. These SARs vest 100% after three years. The SARs expiring on 2/15/18 were granted on 2/15/08, the SARs expiring on 2/10/19 were granted on 2/10/09 and the SARs expiring on 2/22/20 were granted on 2/22/10.

(2)	Restricted stock was granted to Messrs. Hipple, Grampa and Skoch on 2/15/08, 2/10/09 and 2/22/10. Restricted stock is subject to forfeiture if these executives are not continuously employed for a three-year period from the date of grant.

(3)	Amounts in these columns were calculated using the December 31, 2010 Materion Corporation common stock closing price of $38.64 multiplied by the number of shares in the preceding column.

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

Richard J. Hipple	57,000	619,967	9,924	176,647
John D. Grampa	25,000	380,177	3,000	53,400
Daniel A. Skoch	27,000	471,111	2,864	50,979

2010 PENSION BENEFITS

		Number of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated	Fiscal Year
Name	Plan Name	(#)	Benefit ($)	($)

Richard J. Hipple	Materion Corporation Pension Plan	9	173,738	—
John D. Grampa	Materion Corporation Pension Plan	12	307,784	—
Daniel A. Skoch	Materion Corporation Pension Plan	27	673,212	—

Assumptions:

•	Measurement Date: December 31, 2010

•	Interest Rate for Present Value: 5.50%

•	Mortality (Pre-commencement): None

•	Mortality (Post-commencement): RP-2000 Mortality Table projected to 2011 using Scale AA (separate male and female rates)

•	Withdrawal and disability rates: None

•	Retirement rates: None prior to Age 65, except age 64 for Mr. Skoch

•	Normal Retirement Age: Age 65, except age 64 for Mr. Skoch as explained in the narrative below

•	Accumulated benefit is calculated based on credited service and pay as of December 31, 2010

•	All results shown are estimates only; actual benefits will be based on data, pay and service at time of retirement

The Materion Corporation Pension Plan (qualified pension plan) is a defined benefit plan under which Messrs. Hipple, Grampa and Skoch are currently accruing benefits. Effective as of the close of business on May 31, 2005, the benefit under the prior formula for Messrs. Hipple, Grampa and Skoch (50% of final average earnings over highest five consecutive years minus 50% of annual Social Security benefit, the result prorated for service less than 35 years) was frozen. The frozen annual benefits as of May 31, 2005, payable beginning at age 65 as a single life annuity, for Messrs. Hipple, Grampa and Skoch are $9,855; $17,255 and $54,856, respectively. Credited service for pension benefit purposes as of May 31, 2005 for Messrs. Hipple, Grampa and Skoch is 3, 6 and 21 years, respectively.

Beginning June 1, 2005, the qualified pension plan formula was changed for Messrs. Hipple, Grampa and Skoch to 1% of each year’s earnings. The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005.

The “2010 Pension Benefits” table shows for Messrs. Hipple, Grampa and Skoch the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under the qualified pension plan. We do not sponsor any other qualified or nonqualified defined benefit plan that provides benefits to Messrs. Hipple, Grampa and Skoch.

The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2010 of the annual pension benefit that was earned as of December 31, 2010 that would be payable under the qualified pension plan for Messrs. Hipple, Grampa and Skoch for life beginning at their normal retirement age. The normal retirement age is defined as age 65 in the qualified pension plan. Certain assumptions were used to determine the lump-sum value and to determine the annual pension that is payable beginning at normal retirement age. Those assumptions are described immediately following the “2010 Pension Benefits” table.

If the participant terminates employment before completing 10 years of service, the annuity may not commence prior to age 65. If the participant terminates employment after completing 10 years of service, the annuity may commence as early as age 55 and is reduced 6.67% per year between ages 60 and 65 and 3.33% per year between ages 55 and 60 based on the participant’s age at commencement, if the benefit commences prior to normal retirement age. An unreduced benefit is available commencing at age 62 for those participants who terminate after age 55 with at least 30 years of service. At year-end 2010, Messrs. Grampa and Skoch had attained early retirement eligibility and Mr. Hipple had not attained early retirement eligibility. Mr. Skoch is the only named executive who may become eligible to commence his benefit on an unreduced basis prior to age 65. Assuming continued uninterrupted employment with the Company, Mr. Skoch would reach 30 years of service at the end of the month in which he attains age 64.

Benefits provided under the qualified pension plan are based on compensation up to a compensation limit under the Code (which was $245,000 in 2010). In addition, benefits provided under the qualified pension plan may not exceed a benefit limit under the Code (which was $195,000 payable as a single life annuity beginning at normal retirement age in 2010).

Compensation is generally equal to the total amount that is included in income (such as regular base salary, incentive compensation under any form of incentive compensation plan, sales commissions and performance restricted shares of stock at the time these shares are includable in the participant’s gross income for Federal income tax purposes), plus salary reduction amounts under sections 125 and 401(k) of the Code. The annual salary and bonus for the current year for Messrs. Hipple, Grampa and Skoch is indicated in the “2010 Summary Compensation Table”. Each year’s compensation for the qualified pension plan is limited by the compensation limits under the Code.

Generally, a participant’s years of credited service are based on the years an employee participates in the qualified pension plan. However, in certain cases, credit for service prior to participation in the qualified pension plan is granted. Such cases include employment with the Company in a position that is not eligible for participation in the qualified pension plan and service with a predecessor employer. The years of credited service for Messrs. Hipple and Grampa are based only on their service while eligible for participation in the qualified pension plan. The years of credited service for Mr. Skoch include service for the period June 29, 1983 through December 1, 1985 during which time he was covered under The S.K. Wellman Corp. Retirement Plan for Salaried Employees. All S.K. Wellman Corp. salaried employees who had transferred to Brush Wellman Inc. as salaried employees prior to May 4, 1986 and were still employed after May 4, 1986, receive credited service under the qualified pension plan equal to their credited service under The S.K. Wellman Corp. Retirement Plan for Salaried Employees at the time of their transfer. Mr. Skoch received a lump-sum payment during January 1987 in lieu of the benefit he had accrued for the period June 29, 1983 through December 1, 1985 under The S.K. Wellman Corp. Retirement Plan for Salaried Employees. Mr. Skoch’s accrued benefit under the qualified pension plan has been offset for the benefit for which he received this lump-sum payment.

Lump sums are available under the qualified pension plan only for the portion of the participant’s benefit that was accrued prior to July 1, 1992. Mr. Skoch is eligible to elect to receive the portion of his benefit that was accrued prior to July 1, 1992 as a lump sum with the remaining portion of his benefit payable in the form of an annuity with monthly benefit payments. Messrs. Hipple and Grampa are eligible only to have their benefits payable in the form of an annuity with monthly benefit payments.

The qualified pension plan was designed to provide tax-qualified pension benefits for most of our employees. Benefits under the qualified pension plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the qualified pension plan are payable from the assets held by the tax-exempt trust.

2010 NONQUALIFIED DEFERRED COMPENSATION

We maintain two nonqualified arrangements for executives, the Key Employee Share Option Plan (KESOP) and the Executive Deferred Compensation Plan II (EDCP II). The primary purpose of each is to provide benefits in the event a participant’s compensation exceeds the amount of compensation that may be taken into account for deferring income and matching contributions under the Materion Corporation Savings and Investment Plan.

Key Employee Share Option Plan

The KESOP was established in 1998 to provide executives with options to purchase property other than our common stock (in this case, options to purchase certain mutual fund shares as further described below), which options replace a portion of the executive’s compensation. The options cover property with an initial value equal to the amount of compensation they replace, divided by 75%, with an exercise price equal to the difference between that amount and the amount of compensation replaced (in other words, 25% of the fair market value of the option property). Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Due to the American Jobs Creation Act of 2004 which added section 409A to the Code, the KESOP was frozen effective December 31, 2004. Moreover, options for purchase of property that did not become exercisable prior to 2005 under the KESOP and corresponding elections under the KESOP were cancelled. Each participant who had such KESOP options and elections cancelled received payment in the amount of the cancelled deferrals. Eligibility to participate and the property (consisting of shares of mutual funds) subject to the KESOP options were determined by the Compensation Committee of the Board. Mutual fund selection was intended to be the same or similar to that offered under the 401(k) Plan, but was not required. Executives were permitted to select among those mutual funds to determine those covered by the options obtained by them as a result of their compensation elections, but generally were not permitted to change that selection once made.

Although the KESOP was frozen as noted above, options that became exercisable prior to January 1, 2005 and which have not as yet been exercised remain on the books for some executives.

The KESOP balance of each executive is equal to the most recent closing price of the mutual funds under the options accumulated by the executive as of the end of the year. To obtain the portion of this balance based on any particular option, however, the executive must pay the 25% exercise price set when the option was granted. In addition to potential gains through changes in the market value for the underlying mutual funds, the executive may accumulate value whenever any dividends or other cash distributions are made relative to those mutual funds. Starting with dividends for the year ending December 31, 2004, the value of any such dividends or distributions is credited to the executive’s EDCP II account (see discussion below of the EDCP II) as part of the compensation deferred under that program.

Unless the amount of mutual funds available under an option is adjusted as a result of a stock split, merger, divestiture, consolidation or other corporate transaction, or unless other property is substituted for the mutual fund shares originally subject to the option, an option becomes exercisable 184 days after the grant of the option and remains exercisable at any time after that date until the earlier of the fifteenth anniversary of the grant or the third anniversary of the executive’s termination of employment. If any adjustment in the number of mutual fund shares or any substitution of new property occurs, the exercise period will be interrupted for 184 days and the deadline to exercise will be extended by 184 days, but not more than 5 years beyond the original exercise deadline. Any option not exercised by the deadline may not be exercised after that.

The KESOP is unfunded. The options obligation for each executive is maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to satisfy this obligation or to invest in any of the optioned mutual funds selected by the executive. However, we maintain a trust, as part of the general assets of the Company, intended to hold property for use in meeting this obligation, unless we become insolvent. In that case, the assets in the trust would be available to satisfy our creditors just as any other general assets of the Company, before the option property would be delivered. In other words, each executive participating in the KESOP is an unsecured general creditor of the Company with respect to the value of the property optioned as his KESOP benefits.

When an option is exercised, the executive pays the applicable exercise price to the Company and we deliver to the executive the underlying property, which may have been obtained and held as general assets of the Company before the option was exercised. The value of the underlying property delivered, less the exercise price paid, is treated as taxable income to the executive and he must pay the Company for any income taxes or other payroll taxes required to be withheld by the Company on that income. We may take an income tax deduction for the value of the property delivered, reduced by the exercise price paid.

No executive may transfer or sell his KESOP options during his life, except for a transfer, for no pay and only as approved by the Committee, to a member of the executive’s immediate family, to a trust for the benefit of such a family member or to a partnership consisting only of such family members as partners. Upon an executive’s death, his KESOP options will pass to his beneficiaries or estate, but they must be exercised before the earlier of the original deadline or the first anniversary of his death. No other transfers or withdrawals are permitted under the KESOP.

The latest exercise deadline for any existing KESOP options is June 30, 2019. As noted earlier, options may expire earlier, within three years of the executive’s termination of employment.

Executive Deferred Compensation Plan II

The EDCP II provides executives an opportunity to make deferral elections generally not permitted under the 401(k) Plan. Internal Revenue Code section 401(a)(17) limits the amount of compensation that may be taken into account for deferrals under the 401(k) Plan. For 2010, that limit was $245,000. Executives may elect each year to defer all or any portion of the sum of his Management Performance Compensation Plan payouts payable in cash for that year, plus the portion of his base salary for that year that is in excess of the compensation limit under Internal Revenue Code section 401(a)(17). Previously we had provided a non- elective deferral equal to three percent (3%) of his total compensation in excess of the Internal Revenue Code section 401(a)(17) limit (his Excess Compensation) designed to reflect the employer matching contribution not permitted under the 401(k) Plan because of the Internal Revenue Code section 401(a)(17) compensation limit. In April 2009, the Company contribution was eliminated due to the economic crisis, but was restored in April 2010. In 2010, the decision was made to eliminate the Company contribution for the NEOs and certain other executives. This is discussed further in the CD&A. Credits in amounts equal to the value of any dividends or other cash distributions payable from mutual funds optioned to the executive under the KESOP (see discussion of the KESOP above) are also credited to the executive’s EDCP II account balance starting with dividends for the year 2004.

The compensation deferrals credited to each executive are credited with earnings at a rate equal to the return on hypothetical investments selected by the executive from a list of mutual funds identified by the Compensation Committee of the Board. Investment selection is intended to be the same or similar to that offered under the 401(k) Plan, but this is not required. The executive’s investment selection is used only to determine earnings credits on the compensation deferrals under the EDCP II. We are not obligated to invest any funds in the mutual funds selected by the executive. Earnings returns will change from year to year.

The EDCP II is unfunded. Deferred compensation credits and related earnings credits for each executive are maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to pay these deferred income amounts. However, we maintain a trust, as part of the general assets of the Company, intended to pay these deferred income amounts, unless we become insolvent. In that case, the assets in the trust would be available to satisfy creditors of the Company, just as any other general assets of the Company, before the deferred income amounts would be paid. In other words, each executive participating in the EDCP II is an unsecured general creditor of the Company with respect to the payment of his EDCP II benefits.

2010 NONQUALIFIED DEFERRED COMPENSATION

The table below shows deferrals to the EDCP II by Materion Corporation on behalf of each NEO for 2010 earnings, if applicable, credited to his EDCP II account and KESOP account for 2010, any distributions made from his KESOP account during 2010, and the aggregate balance of his EDCP II credits and KESOP credits as of December 31, 2010.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
		Last FY	Last FY	Last FY	Distributions	Last FYE
Name		($)(1)	($)(2)	($)(3)	($)	($)(4)

Richard J. Hipple	KESOP	—	—	1,158	—	12,571
	EDCP II	—	7,728	5,226	—	117,965
John D. Grampa	KESOP	—	—	292	—	1,674
	EDCP II	—	3,886	12,807	—	82,974
Daniel A. Skoch	KESOP	—	—	3,654	—	31,151
	EDCP II	—	3,277	11,083	—	84,135

(1)	There were no executive contributions credited to either plan in 2010.

(2)	Amounts in this column are also included in the “All Other Compensation” column of the “2010 Summary Compensation Table”.

(3)	These earnings include dividends paid in 2009 for the KESOP, which were transferred to the EDCP II in 2010 in the amounts as follows: Mr. Hipple $203; Mr. Grampa $0; and Mr. Skoch $633.

(4)	The Aggregate Balance as of Last FYE for the KESOP for each of the executive officers listed above represents the net amount due the participant upon exercise (i.e., net of the 25% option price due back to the Company).

Upon termination of employment for any reason other than death, distribution from the EDCP II will be made as a lump sum or installments over three or five years, as elected by the executive when the deferral election was initially made. If no distribution election was made, the benefit will be paid in a lump sum. If the executive dies before his full EDCP II account is distributed, any remaining balance credited to that account will be paid to his beneficiary in a single lump sum.

Distribution will be made or begin 60 days following the executive’s termination of employment (or as soon as practicable after that date), except that in the case of certain specified executives, section 409A of the Code requires that payment not be made earlier than six months after he separates from service for any reason other than death. Distribution or withdrawal for any other reason is not permitted under the EDCP II.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company has entered into Severance Agreements with the NEOs to help ensure the continuity and stability of our senior management. The other incentive arrangements maintained by the Company also provide for payments to be made to the NEOs upon certain terminations of employment.

Severance Agreements

Basic Severance Benefits.  The severance agreements provide that if the executive’s employment is terminated by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, severance benefits will apply. Severance benefits include rights to:

•	a lump-sum payment of two times salary and incentive compensation;

•	a lump-sum payment of two times any special award paid in lieu of benefits under the Company’s former Supplemental Retirement Benefit Plan for the year in which termination occurs;

•	the continuation of retiree medical and life insurance benefits for two years;

•	a lump-sum payment of two times the benefit under the Company’s EDCP II for the year in which termination occurs;

•	a lump-sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan, including the earn out of any performance restricted shares;

•	any retirement benefits he would have earned under the Company’s qualified retirement plans during the next two years; and

•	reasonable fees for outplacement services, up to a maximum of $20,000.

In addition, all equity incentive awards vest, and all stock options become fully exercisable, if the severance benefits are applicable.

Change in Control Severance Benefits.  In the event of a “change in control” of the Company, as defined in these agreements, and if the executive’s employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides (referred to in the table below as Good Reason Termination), the executives are entitled to receive similar severance benefits based on a three-year period, plus the cash value of certain other benefits, such as club dues and financial counseling (collectively, the Change in Control Benefits). A termination or demotion following the commencement of discussions with a third party which ultimately results in a change in control will also activate the Change in Control Benefits. The severance agreements include a tax gross-up provision under section 280G of the Code that will expire on February 8, 2012. Payment of the Change in Control Benefits under the severance agreements are subject to the tax gross up for the first five years and thereafter are subject to a reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Code, but only if the reduction would increase the net after tax amount received by the executive. In addition, the Company must secure payment of the Change in Control Benefits under the severance agreements through a trust that is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys’ fees and expenses incurred by an executive in enforcing his right to Change in Control Benefits under his severance agreement.

Nonsolicitation and Noncompetition Provisions.  Under the severance agreements, each executive agrees not to solicit any of our employees, agents or consultants to terminate their relationship with us, to protect our confidential business information and not to compete with the Company during employment or for a period of (i) two years following termination of the executive’s employment by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity or (ii) one year following a termination of employment for any other reason. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter.

Section 409A of the Internal Revenue Code.  In July 2008, the severance agreements were amended and restated to comply with the documentary compliance requirements of section 409A of the Code. section 409A generally became effective January 1, 2005, and covers most programs that defer receipt of compensation to a succeeding year, including the severance agreements. Section 409A provides strict rules for the timing of payouts, including a six-month delay for payments made in connection with a termination of employment, which is now reflected in the severance agreements.

Amounts Payable Under Severance Agreements.  The following table sets forth the amounts payable under the severance agreements. Note that this table does not include any benefits payable to the NEO under the retirement plan(s) of the Company or any subsidiary, or any payout to the NEO under the Company’s Key

Employee Share Option Plan or the EDCP II. Additional information about the amounts payable to the NEO in the event of retirement, death or permanent disability is presented separately after the table.

	Richard J. Hipple		John D. Grampa		Daniel A. Skoch
		Involuntary or		Involuntary or		Involuntary or
		Good Reason		Good Reason		Good Reason
		Termination		Termination		Termination
	Involuntary	after a	Involuntary	after a	Involuntary	after a
	Not For Cause	Change in	Not For Cause	Change in	Not For Cause	Change in
	Termination	Control	Termination	Control	Termination	Control

Base Salary/Annual Bonus	$3,588,450	$5,382,675	$1,421,250	$2,131,875	$1,273,050	$1,909,575
LTIP Bonus	562,024	562,024	169,888	169,888	162,156	162,156
Welfare Benefits	39,092	58,639	27,745	41,618	37,531	56,297
Additional Benefits Under Retirement Plans	44,537	66,805	56,061	84,091	51,494	77,241
SRBP Replacement Benefits	336,900	505,350	186,200	279,300	263,540	395,310
Nonelective Contribution Credit Under EDCP II	15,456	23,184	7,772	11,658	6,555	9,832
Perquisites	20,000	90,729	20,000	67,260	20,000	86,998
Annual MPCP Bonus	N/A	1,089,225	N/A	335,625	N/A	291,525
Stock Options/SAR Accelerated Vesting	3,181,902	3,181,902	925,172	925,172	871,369	871,369
Restricted Stock Accelerated Vesting	2,306,422	2,306,422	751,123	751,123	751,278	751,278

Total Without Gross-Up	$10,094,783	$13,266,955	$3,565,211	$4,797,610	$3,436,973	$4,611,581
280G Gross-Up Payment	N/A	4,176,736	N/A	1,413,259	N/A	1,266,068

Total With Gross-Up	$10,094,783	$17,443,691	$3,565,211	$6,210,869	$3,436,973	$5,877,649

BENEFITS PAYABLE UPON RETIREMENT, DEATH OR DISABILITY UNDER INCENTIVE PLANS

Annual and Long-term Cash Incentive Plans

Management Performance Compensation Plan (MPCP).  The NEOs are participants in the Company’s MPCP, which provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives and qualitative performance factors. Generally, an executive must be employed on the last day of the plan year in order to receive an award under the MPCP. However, if an executive retires under a retirement plan of the Company or any subsidiary during a plan year, the executive will receive an award pro- rated to the beginning of the month following the executive’s retirement date.

2006 Stock Incentive Plan

In March 2006, the Company adopted the Materion Corporation 2006 Stock Incentive Plan (the 2006 Plan). The 2006 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of performance restricted shares, performance shares, performance units, restricted stock, option rights, stock appreciation rights and restricted stock units for the purpose of providing incentives and rewards for superior performance.

Performance Restricted Shares (PRS), Performance Shares (PS) and Restricted Stock (RS).  Each of the NEOs has received grants of PRS and PS under the 2006 Plan. The award agreements provide that all PRS will immediately vest if the executive dies or becomes permanently disabled while employed by the Company or any subsidiary during the applicable performance period. Assuming a termination of employment due to death or permanent disability on December 31, 2010, the value of accelerated vesting of the PRS would have been $564,492; $170,634 and $162,868 for Messrs. Hipple, Grampa and Skoch, respectively. In addition, if the executive retires, a pro-rata portion of the PRS will vest at the end of the applicable performance period, provided that management objectives have been attained. Assuming a termination of employment due to retirement on December 31, 2010, the value of pro-rata accelerated vesting of the PRS would have been $564,492; $170,634 and $162,868 for Messrs. Hipple, Grampa and Skoch, respectively. Each of the NEOs also has received grants of RS under the 2006 Plan. The RS award agreements provide that all RS will immediately vest if the executive dies or becomes permanently disabled while employed by the Company or any subsidiary during the applicable vesting period and that a pro-rata portion (or such higher portion as may be determined by the Compensation Committee in its sole discretion) of the RS will immediately vest if the executive retires during the applicable vesting period. Assuming a termination of employment due to death or permanent disability on December 31, 2010, the value of accelerated vesting of the RS would have been $2,306,422; $751,123 and $751,278 for Messrs. Hipple, Grampa and Skoch, respectively. Assuming a termination of employment due to retirement on December 31, 2010, the value of pro-rata accelerated vesting of the RS would have been $1,249,240; $436,763 and $454,555 for Messrs. Hipple, Grampa and Skoch, respectively.

Stock Options and Stock Appreciation Rights.  Each of the NEOs has received grants of stock options and/or stock appreciation rights under the 2006 Plan. The award agreements generally provide that awards terminate 190 days after termination of employment. However, the award agreements also provide that all awards will immediately vest if the executive dies while employed by the Company or any subsidiary or retires under a retirement plan of the Company or any subsidiary. At the discretion of the Committee, all awards will immediately vest upon a termination of the executive’s employment under circumstances determined by the Board to be for the convenience of the Company. Assuming a termination of employment due to death, retirement or upon a termination of employment described in the preceding sentence on December 31, 2010, the value of any accelerated vesting of the awards would have been $3,181,902; $925,172 and $871,369 for each of Messrs. Hipple, Grampa and Skoch, respectively, as the closing price on December 31, 2010 was higher than all but one grant price for each of the SARs grants.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about common shares that may be issued under Materion’s equity compensation plans at December 31, 2010:

	Number of			Number of Securities
	Securities to be			Remaining Available
	Issued Upon		Weighted-average	for Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants		Options, Warrants	(Excluding Securities
Plan Category	and Rights(a)		and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	862,266	(1)	$18.95	125,950	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	862,266		$18.95	125,950

(1)	Consists of options awarded under the 1979, 1984, 1989, 1995 and 2006 Stock Incentive Plans, the 1997 Non-employee Director Stock Incentive Plans and the 2006 Non-employee Director Equity Plan.

(2)	Represents the number of shares of common stock available to be awarded as of December 31, 2010. Effective May 2, 2006, all equity compensation awards are granted pursuant to the shareholder approved 2006 Stock Incentive Plan and the 2006 Non-employee Director Equity Plan.

RELATED PARTY TRANSACTIONS

In 2002, we entered into life insurance agreements with several employees, including Mr. Skoch, and purchased life insurance policies pursuant to those agreements. These agreements, and the policies, which are owned by the employees, remain outstanding, and the portions of the premiums we paid are treated as loans to the employees, secured by the insurance policies, for financial purposes. The agreements require the employees to maintain the policies’ cash surrender values in amounts at least equal to the outstanding loan balances. Mr. Skoch’s principal balance, which has not changed since inception, is $39,951. Interest on the loans is based on the applicable federal rate as of December 31, 2010, which was 3.48%. Mr. Skoch paid $1,553 in interest in 2010.

We recognize that transactions between any of our directors or executive officers and us can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders. Pursuant to its charter, the Governance and Organization Committee considers and makes recommendations to the Board with regard to possible conflicts of interest of Board members or management. The Board then makes a determination as to whether to approve the transaction.

The Governance and Organization Committee reviews all relationships and transactions in which Materion Corporation and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Governance and Organization Committee to determine, based on the facts and circumstances, whether Materion or a related person has a direct or indirect material interest in the transaction. As set forth in the Governance and Organization Committee’s charter, in the course of the review of a potentially material-related person transaction, the Governance and Organization Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Materion;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Materion; and

•	any other matters the Governance and Organization Committee deems appropriate.

Based on this review, the Governance and Organization Committee will determine whether to approve or ratify any transaction which is directly or indirectly material to Materion or a related person.

Any member of the Governance and Organization Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Governance and Organization Committee that considers the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for the respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during 2010.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The current Audit Committee charter is available on our web site at www.materion.com.

William B. Lawrence (Chairman)
Albert C. Bersticker
Joseph P. Keithley
William G. Pryor
Craig S. Shular

2.  APPROVAL OF MATERION CORPORATION 2006 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 4, 2011)

General

On March 2, 2011, upon recommendation by the Compensation Committee, the Board of Directors of Materion Corporation unanimously approved and adopted, subject to the approval of Materion’s shareholders at the 2011 annual meeting, the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011) (Amended Plan). The Amended Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to Materion’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of Materion by encouraging stock ownership among officers, other salaried employees and consultants of Materion.

The Amended Plan amends and restates in its entirety the Materion Corporation 2006 Stock Incentive Plan (Current Plan). If the Amended Plan is approved by shareholders, it will become effective on the day of the 2011 annual meeting. Outstanding awards under the Current Plan will continue in effect in accordance with their terms.

Our principal reason for amending and restating the Current Plan is to increase the number of common shares available for issuance. The Amended Plan will increase the maximum number of shares available for awards by 800,000 common shares. Shareholder approval of the Amended Plan is also intended to constitute renewed approval for purposes of the approval requirements of section 162(m) of the Code of 1986, as amended (Code), so that certain types of awards under the Amended Plan can satisfy the requirements for “performance-based compensation,” thereby avoiding the potential loss by Materion of tax deductions under section 162(m) of the Code. The Amended Plan also includes various other changes. The most important ones are described in the summary of principal changes below, which is followed by a summary description of the entire Amended Plan. The actual text of the Amended Plan is attached to this proxy statement as Appendix A. The following description of the Amended Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Summary of Principal Changes

Increase in the Number of Available Shares.  The Current Plan authorizes the issuance or transfer of an aggregate of 1,250,000 common shares, without par value. As of March 10, 2011, 268,848 of these shares had been issued (exclusive of outstanding awards), 910,084 shares were subject to outstanding awards and 71,068 shares were available for future awards under the Current Plan. The Amended Plan increases the total aggregate number of shares available for issuance or transfer under the Amended Plan by 800,000 shares to 2,050,000 common shares. The number and kind of shares available under the Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Amended Plan.

The following table sets forth information regarding outstanding option rights and SARs and awards other than option rights and SARs as of March 10, 2011. Awards other than option rights and SARs are referred to as full value awards in the table below. These figures represent an update to those provided in our Annual Report on Form 10-K for the year ended December 31, 2010, primarily as a result of vesting of restricted stock granted by the Compensation Committee in February 2008.

Outstanding Stock			Full Value Awards
Options and SARs	Weighted-average	Weighted-average	Outstanding
(# of shares)	Exercise Price	Remaining Term	(# of shares)
689,498	$19.91	7.85 years	220,586

New Method for Counting Full-Value Awards.  The Amended Plan provides for a new method of accounting for the number of common shares that underlie future grants of full value awards. Under the Amended Plan, for awards of option rights and stock appreciation rights (SARs), one share will be subtracted from the total number of common shares available under the Amended Plan for every share issued or transferred in respect of those awards. For any award that is not an option right or a SAR, granted on or after May 4, 2011, 1.3 common shares will be subtracted from the total number of common shares available under the Amended Plan for every share issued or transferred in respect of those awards.

Reduction of Maximum Term of Option Rights and SARs.  The Current Plan limits the duration of option rights and SARs to ten years. Under the Amended Plan, this limit will be reduced to seven years for awards granted after May 4, 2011.

Increases in Certain Plan Limits.  The Amended Plan increases the number of shares that may be granted to a participant in a calendar year underlying awards intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code from 50,000 common shares to 100,000 common shares. The Amended Plan also increases the number of shares that may underlie the stock options and SARs issued to a participant within a calendar year from 100,000 common shares to 200,000 common shares. In addition, under the Amended Plan, the aggregate maximum value of performance units intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code granted to a participant in a calendar year is increased from $1,000,000 to $1,500,000. These increases are intended to provide the Compensation Committee with more flexibility in structuring awards.

New Definition of Change in Control.  The Amended Plan adds a new definition of the term “Change in Control,” which is set forth in full in Appendix A, for awards granted on or after May 4, 2011. This definition is substantially the same as the one previously included in agreements evidencing awards under the Current Plan to provide for the acceleration of grants upon a change in control. However, under the new definition in the Amended Plan, the percentage of shares whose acquisition constitutes a Change in Control in certain circumstances is increased from 20% to 30% for future awards under the Amended Plan, unless otherwise determined by the Compensation Committee.

New Definition of Detrimental Activity.  The Amended Plan also adds a new definition of “Detrimental Activity,” which includes, but is not limited to, any action contributing to a restatement of Materion’s financials if an award to a participant is favorably affected by such restatement as provided under section 10D of the Securities and Exchange Act of 1934, as amended (Exchange Act) or any national securities exchange or national securities association on which the common shares may be traded. This new definition is included as part of the Company’s expanded 2011 Clawback Policy, which is further described on page 29 under the New Clawback Policy for 2011.

Deferred Dividends or Other Distributions on Performance-based Awards.  The Current Plan provides that current dividends may be paid on awards of performance restricted shares, performance shares and restricted stock units. The Amended Plan requires that dividends and other distributions on such awards with restrictions or restriction periods that lapse upon the achievement of management objectives be deferred until and paid contingent on the achievement of the applicable management objectives.

No Repricing of Option Rights or Stock Appreciation Rights.  The Current Plan prohibits amending an option right to reduce its exercise price or replacing it with another option right with a lower exercise price without shareholder approval. The Amended Plan strengthens the prohibition against “repricing” option rights and extends this prohibition to stock appreciation rights. Under the Amended Plan, except in connection with certain adjustment events, Materion may not, without shareholder approval:

•	reduce the exercise price of outstanding option rights or reduce the base price of outstanding stock appreciation rights; or

•	replace outstanding option rights or stock appreciation rights with cash, other awards, or the same award with a lower exercise price or base price, as applicable.

Summary of the Amended Plan

Shares Subject to the Amended Plan.  Subject to adjustment as provided in the Amended Plan, the number of common shares that may be issued or transferred:

•	upon the exercise of option rights or SARs;

•	as restricted performance shares or restricted stock and released from substantial risk of forfeiture thereof;

•	in payment of restricted stock units;

•	in payment of performance shares or performance units that have been earned; or

•	in payment of dividend equivalents paid with respect to awards made under the Amended Plan will not exceed in the aggregate 2,050,000 common shares, plus any shares relating to awards that expire or are forfeited or are cancelled under the Amended Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares covered by an award granted under the Amended Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Amended Plan, any shares that were covered by that award will be available for issue or transfer under the Amended Plan. Notwithstanding anything to the contrary:

•	shares tendered in payment of the exercise price of an option right shall not be added back to and will count against the aggregate plan limit described above;

•	shares withheld by Materion to satisfy the tax withholding obligation shall not be added back to and will count against the aggregate plan limit described above;

•	shares that are repurchased by Materion with option right proceeds shall not be added back to and will count against the aggregate plan limit described above; and

•	all shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the SARs, will be considered issued or transferred pursuant to the Amended Plan.

Each share issued or transferred pursuant to a stock option or a SAR granted under the Amended Plan will reduce the number of remaining shares available under the Amended Plan by one share. Each common share issued or transferred (and in the case of shares of restricted stock, released from all substantial risk of forfeiture) pursuant to an award other than of option rights or SARs will reduce the aggregate number of shares available under the Amended Plan by:

•	one share of common stock if issued or transferred pursuant to an award granted prior to the approval of the Amended Plan by Materion’s shareholders; or

•	1.3 common shares if issued or transferred pursuant to an award granted after the approval of the Amended Plan by Materion’s shareholders.

Any common shares that again become available for issuance under the Amended Plan will be added back to the aggregate plan limit in this same manner.

The aggregate number of common shares actually issued or transferred by Materion upon the exercise of incentive stock options (ISOs) will not exceed 2,050,000 common shares.

No participant will be granted restricted stock units or other awards contemplated by the Amended Plan that specify Management Objectives or performance shares intended, in each case, to qualify as “qualified performance-based compensation” under section 162(m) of the Code of more than 100,000 common shares, in the aggregate, during any calendar year. In no event shall any participant in any calendar year receive an award of performance units intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code having an aggregate maximum value as of their respective dates of grant in excess of $1,500,000. No participant will be granted option rights or SARs, in the aggregate, for more than 200,000 common shares during any calendar year.

Up to 5% of the total maximum number of common shares available under the Amended Plan may be used for awards that do not comply with the three-year or one-year vesting requirements applicable to such award as described below. All of the share limits discussed above are subject to adjustments in connection with certain transactions or corporate events, as discussed below.

Eligibility.  Officers, other salaried employees and consultants of Materion and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Compensation Committee to receive benefits under the Amended Plan. Any person who is determined by the Committee to provide services to Materion or a subsidiary that are substantially equivalent to those typically provided by an employee is also eligible. The Compensation Committee determines which persons will receive awards and the number of shares subject to such awards. All salaried employees are eligible to participate. However, the current number of people who are likely to be selected to participate is 40.

Performance Restricted Shares.  An award of performance restricted shares involves the immediate transfer by Materion to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend (subject to the limitation described below) and other ownership rights in such shares. The transfer may be made without additional consideration from the participant.

The Compensation Committee must specify Management Objectives (as discussed below) that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. The Compensation Committee must also specify in respect of the specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of performance restricted shares for which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

Performance restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Code for a period of at least one year to be determined by the Compensation Committee on the date of the grant. To enforce these forfeiture provisions, the transferability of performance restricted shares will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are to continue. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the participant or a Change in Control (as defined in the Amended Plan on Appendix A) of Materion. With respect to performance restricted shares intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code, before the termination or early termination of restrictions applicable to such performance restricted shares, the Compensation Committee must determine that the Management Objectives have been satisfied.

Any grant of a performance restricted share will require that any or all dividends or other distributions paid on the performance restricted share during the period of such restrictions be automatically sequestered. The distribution may be reinvested on an immediate or deferred basis in additional common shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Compensation Committee may determine. However, dividends or other distributions on performance restricted shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

Performance Shares and Performance Units.  A performance share is the equivalent of one common share and a performance unit is the equivalent of the market value of one common share on the date of grant. The participant will be given one or more Management Objectives to meet within a specified performance period. The specified performance period will be a period of time not less than one year, but may be subject to earlier termination in the event of the retirement, death or disability of the participant or a Change in Control of Materion. With respect to performance shares or performance units intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code, before the termination or early termination of restrictions applicable to such performance shares or performance units, the Compensation Committee must determine that the Management Objectives have been satisfied. If, by the end of the performance period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not fully achieved the Management Objectives, but has attained or exceeded the predetermined level or levels of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by Materion in cash, common shares or any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents on performance shares in cash or in common shares, subject in all cases to payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Restricted Stock.  A grant of restricted stock constitutes the immediate transfer by Materion to a participant of ownership of a specific number of common shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current market value of the common shares.

Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Code for at least three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period. The Compensation Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the participant or a Change in Control of Materion.

Option Rights.  Option rights may be granted that entitle the optionee to purchase a specified number of common shares at a price equal to or greater than market value per share on the date of grant. The closing market price of a common share as reported on the New York Stock Exchange on March 10, 2011 was $40.64 per share. The option price is payable:

•	in cash;

•	by the transfer to Materion of nonforfeitable, unrestricted common shares owned by the optionee having a value at the time of exercise equal to the option price;

•	by a “net exercise” arrangement pursuant to which Materion will withhold common shares that would otherwise be issued upon exercise;

•	by such other method as may be approved by the Compensation Committee; or

•	any combination of the foregoing.

Payment of the option price of any nonqualified option may also be made in whole or in part in the form of restricted stock or other common shares that are subject to risk of forfeiture or restriction on transfer. When paid for with such consideration, unless otherwise determined by the Compensation Committee on or after the date of the grant, whenever common shares received by the optionee upon the exercise of the nonqualified option is subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee. However, such risks of forfeiture and restriction on transfer shall apply only to the same number of common shares received by the optionee as applied to the forfeitable or restricted common shares surrendered by the optionee.

The Compensation Committee has the authority to specify at the time option rights are granted that the common shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period. However, the Amended Plan does not require any such holding period and would permit immediate sequential exchanges of common shares at the time of exercise of option rights. To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the common shares to which the exercise relates.

Option rights granted under the Amended Plan may be option rights that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof.

No option right granted on or after May 4, 2011 may be exercisable more than seven years from the date of grant. Each grant will specify the period of continuous employment with Materion or any subsidiary that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the participant or a Change in Control of Materion. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercising such rights.

The Compensation Committee reserves the discretion at or after the date of grant to provide for the availability of a loan at exercise and the right to tender in satisfaction of the option price nonforfeitable, unrestricted common shares, which are already owned by the optionee and have a value at the time of exercise that is equal to the option price.

Additionally, the Compensation Committee may substitute, without receiving the participant’s permission, SARs paid only in common shares (or SARs paid in common shares or cash at the Compensation Committee’s discretion) for outstanding options on substantially the same terms. If in the opinion of Materion’s auditors, this award creates adverse accounting consequences, this provision of the Amended Plan will be null and void.

SARs.  A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from Materion an amount not exceeding 100% of the spread between the base price (or option price if a tandem SAR) and the value of a Common Share on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by Materion in cash, in common shares, or in any combination thereof, and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Compensation Committee at the time of grant.

Any grant may specify waiting periods before exercise and permissible exercise dates and periods. Any grant of a SAR may specify that such SAR be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the participant or a Change in Control of Materion. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights. No SARs granted on or after May 4, 2011 may be exercised more than seven years from the date of grant.

Tandem SARs may be exercised only at a time when the related option right is exercisable and the spread is positive, and require that the related option right be surrendered for cancellation. The option price of the option rights related to a tandem SAR, must be equal to or greater than the market value per share on the date of grant.

Free-standing SARs must have a base price that is equal to or greater than the fair market value of a common share on the date of grant. Successive grants of free-standing SARs may be made to the same participant regardless of whether any free-standing SARs remain unexercised. Free-standing SARs must specify the period or periods of continuous employment of the participant by Materion or any subsidiary that are necessary before the free-standing SARs or installments thereof become exercisable, and any grant may provide for the earlier exercise of such rights in the event of retirement, death or disability of the participant or a Change in Control of Materion.

Restricted Stock Units.  A grant of restricted stock units constitutes an agreement by Materion to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including Management Objectives) during the restriction period as the Compensation Committee may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant. During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote the common shares related to the restricted stock units. The Compensation Committee may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional common shares. However, any dividends or other distributions with respect to the common shares covered by restricted stock units that are subject to Management Objectives will be subject to restrictions and risk of forfeiture to the same extent as the restricted stock units with respect to which such dividends or other distributions have been distributed.

Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by Materion in cash, in common shares or in any combination thereof and may either grant to the participant or retain in the Compensation Committee the right to elect among those alternatives.

Restricted stock units must be subject to a restriction period of at least three years if such restriction period lapses only by the passage of time, except that a grant or sale may provide that the restriction period will expire not sooner than ratably on an annual basis during the three-year period, as determined by the Committee at the date of grant. In addition, the Compensation Committee may provide for a shorter restriction period in the event of the retirement, death or disability of the participant or a Change in Control of Materion.

Any grant of restricted stock units may specify Management Objectives which, if achieved, will result in termination or early termination of the restriction period applicable to such shares. If the grant of restricted stock units provides that Management Objectives must be achieved to result in a lapse of the restriction period, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse in the event of the retirement, death or disability of the participant or Change in Control of Materion. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives. The grant of a restricted stock unit that is intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code will specify that, before the termination of its restrictions, the Compensation Committee must determine that the Management Objectives have been satisfied.

Evidence of Award.  All awards granted under the Amended Plan must be evidenced by an “evidence of award” containing such terms and provisions, consistent with the Amended Plan, as the Compensation Committee may approve. An evidence of award may be an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of the award granted. An evidence of award may be in any electronic medium and may be limited to a notation on the books and records of Materion. Unless otherwise determined by the Compensation Committee, an evidence of award need not be signed by a representative of Materion or a participant.

Management Objectives.  The Amended Plan requires that the Compensation Committee establish “Management Objectives” for purposes of granting performance restricted shares, performance shares and performance units. When so determined by the Compensation Committee, option rights, SARs, restricted stock units or dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within Materion or a subsidiary in which the participant is employed. The Management Objectives may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. The Compensation

Committee may grant awards subject to Management Objectives that are or are not intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code. Management Objectives applicable to any award that is intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code will be based on one or more, or a combination of, the following criteria, which may be measured before special items designated by the Compensation Committee at the time the Management Objectives are established and/or subject to GAAP definition:

•	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings);

•	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

•	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

•	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues);

•	Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, EBITDA multiple);

•	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee); and

•	Strategic Initiative Key Deliverable Metrics (e.g., product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of Materion, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or any related minimum level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a “qualified performance-based award” (other than in connection with a change in control), where such action would result in the loss of the otherwise available exemption under section 162(m) of the Code. In such case, the Compensation Committee may not make any modification of the Management Objectives or acceptable minimum level of achievement with respect to such “qualified performance-based award.”

Administration.  The Amended Plan is to be administered by the Compensation Committee. The Compensation Committee is authorized to interpret the Amended Plan and related agreements and other documents, including any action to correct defects and supply omissions and correct administrative errors. The Compensation Committee may suspend the right to exercise option rights and appreciation rights during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law. To the extent permitted by Ohio law, the Compensation Committee may, from time to time, delegate to one or more officers of Materion the authority of the Compensation Committee to grant and determine the terms and conditions of awards granted under the Amended Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to section 162(m) of the Code or any person who is an officer, director or more than 10% beneficial owner of any class of Materion’s equity securities that is registered pursuant to section 12 of the Exchange Act, as determined by the Committee in accordance with section 16 of the Exchange Act.

Detrimental Activity.  Any grant may provide that if a participant, either during employment by Materion or a subsidiary or within a specified period after termination of employment, engages in any “detrimental activity,” the participant shall forfeit any awards granted under the Amended Plan then held by the participant or return to Materion, in exchange for payment by Materion of any amount actually paid for the common shares by the participant, all common shares that the participant has not disposed of that were offered pursuant to the Amended Plan within a specified period prior to the date of the commencement of the detrimental activity. With respect to any common shares acquired under the Amended Plan that the participant has disposed of, if so provided in the evidence of award for such grant, the participant will pay to Materion in cash the difference between (1) any amount actually paid by the participant pursuant to the Amended Plan and (2) the market value per share of the common shares on the date they were acquired. To the extent that such amounts are not paid to Materion, Materion may set off the amounts so payable to it against any amounts that may be owing from time to time by Materion or a Subsidiary to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason, except that no set off shall be permitted against any amount that constitutes “deferred compensation” within the meaning of section 409A of the Code. For purposes of the Amended Plan, “Detrimental Activity” means any wrongdoing or misconduct as defined by the Compensation Committee in the evidence of award, including, but not limited to, any action contributing to a restatement of Materion’s financials if the award to a participant is favorably affected by such restatement as provided under section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the common shares may be traded.

Transferability.  Except as described below, no option right, SAR or other derivative security granted under the Amended Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution, and in no event shall any award granted under this Plan be transferred for value. Except as otherwise determined by the Compensation Committee, option rights and SARs are exercisable during the participant’s lifetime only by him or her or by his or her guardian or legal representative.

The Compensation Committee may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by Materion upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares or performance units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended Plan with respect to performance restricted shares and restricted stock, will be subject to further restrictions on transfer.

The Compensation Committee may determine that option rights (other than incentive stock options) and SARs may be transferable by a participant, without payment of consideration therefore by the transferee, only to any one or more members of the participant’s immediate family; provided, however, that (1) no such transfer shall be effective unless reasonable prior notice thereof is delivered to Materion and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by Materion or the Compensation Committee and (2) any such transferee shall be subject to the same terms and conditions hereunder as the participant. For the purposes of the Amended Plan, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

Withholding Taxes.  To the extent that Materion is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to Materion for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Materion for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. In no event may the value per common share to be withheld and/or delivered to satisfy applicable withholding taxes in connection with the verified records, exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code.  The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Amended Plan. To the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan comply with the provisions of section 409A of the Code. The Amended Plan and any grants made under the Amended Plan will be administered in a manner consistent with this intent, and any provision of the Amended Plan that would cause the Amended Plan or any grant made under the Amended Plan to fail to satisfy section 409A shall have no force and effect until amended to comply with section 409A (which amendment may be retroactive to the extent permitted by section 409A and may be made by Materion without the consent of the participants). Any reference to section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

Effective Date.  The Amended Plan will be effective on May 4, 2011, when the Amended Plan is approved by shareholders.

Adjustments.  The Committee shall make or provide for such adjustments in the:

•	number of common shares covered by outstanding stock options, SARs, restricted stock units, performance shares and performance units granted under the Amended Plan;

•	prices per share applicable to such option rights and SARs; and

•	kind of shares (including shares of another issuer) covered by the awards as the Compensation Committee, in its sole discretion, may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Materion;

•	any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to any of the foregoing.

Moreover, in the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with section 409A of the Code.

In addition, for each option right or SAR with an exercise price or a base price that is greater than the consideration offered in connection with any such transaction or event or Change in Control, the Compensation Committee may, in its sole discretion, elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. Moreover, the Compensation Committee may provide in an award agreement that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Compensation Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Compensation Committee must also make or provide for such adjustments in the maximum number of shares available under the Amended Plan, the number of shares applicable to any plan or individual limits under the Amended Plan and the kind of shares specified in the Amended Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above. However, any such adjustment will be made only if and to the extent that such adjustment would not cause any option right intended to qualify as an incentive stock option to fail to so qualify.

These adjustment provisions are not to be construed to permit the re-pricing of any option rights in the absence of any of the circumstances described above. Any adjustments made to awards that are considered “deferred compensation” within the meaning of section 409A of the Code will be made in compliance with the requirements of section 409A of the Code. Any adjustments made to awards that are not considered “deferred compensation” subject to section 409A of the Code will be made in such a manner as to ensure that after such adjustment, the awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code. The Compensation Committee will not have the authority to make any adjustments to the extent that the existence of such authority would cause an award that is not intended to be subject to section 409A of the Code to be subject to such section.

Amendments.  The Compensation Committee may amend the Amended Plan from time to time without further approval by shareholders. However, if an amendment: (1) would materially increase the benefits accruing to participants under the Amended Plan; (2) would materially increase the number of securities which may be issued under the Amended Plan; (3) would materially modify the requirements for participation in the Amended Plan; or (4) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the New York Stock Exchange, the amendment will be subject to shareholder approval and will not be effective unless and until such approval is obtained.

If permitted by section 409A of the Code, but subject to the paragraph that follows, in case of termination of employment by reason of the death, disability or normal or early retirement of a participant who holds an option right or SAR not immediately exercisable in full, or any performance restricted shares or restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any restricted stock units as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or in the case of a Change in Control of Materion, the Compensation Committee may, in its sole discretion, accelerate the time at which such option right or SAR may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or may waive any other limitation or requirement under any such award.

Subject to the prohibition on option repricing described above, the Compensation Committee may amend the terms of any award theretofore granted under the Amended Plan prospectively or retroactively, except in the case of a “qualified performance-based award” where such action would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code, other than in connection with the participant’s death or disability or a Change in Control of Materion. In such case, the Compensation Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such “qualified performance-based award”. Subject to adjustments (as described above), no such amendment shall impair the rights of any participant without his or her consent. The Compensation Committee may, in its discretion, terminate the Amended Plan at any time. Termination of the Amended Plan will not affect the rights of participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

Prohibition on Repricing Options and SARS.

In addition, except in connection with a corporate transaction or event described in the Amended Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding SARs, or cancel outstanding option rights or SARs in exchange for cash, other awards or option rights or SARs with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original SARs, as applicable, without shareholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in the Amended Plan with respect to certain corporate transactions or events. This prohibition on repricing may not be amended without approval by Materion’s shareholders.

Term of the Amended Plan.  No grant will be made under the Amended Plan after May 4, 2021 (10 years after the date on which the Amended Plan is approved by shareholders), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Plan.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be granted in the future under the Amended Plan, because the grant and actual pay-out of awards under the Amended Plan are discretionary.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on January 1, 2011. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Performance Restricted Shares.  A recipient of performance restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the performance restricted shares reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of section 83 of the Code (Restrictions). However, a recipient who so elects under section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over any purchase price paid for the shares. If a section 83(b) election has not been made, any dividends received with respect to performance restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to Restrictions. However, a recipient who so elects under section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Nonqualified Option Rights.  In general:

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•	at the time of exercise of a nonqualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock Units.  No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted common shares or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted common shares received over the amount paid, if any, by the participant.

Tax Consequences to Materion or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, Materion or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under section 162(m) of the Code.

The approval of Proposal 2 requires the affirmative vote of the majority of votes cast on the matter at the 2011 annual meeting on such proposal, provided that, for purposes of the shareholder approval requirements of the New York Stock Exchange, the total votes cast on Proposal 2 must represent at least a majority of our voting power.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR
Proposal 2 to approve the Amended Plan.

3.  APPROVAL OF MATERION CORPORATION
2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN
(AS AMENDED AND RESTATED AS OF MAY 4, 2011)

General

On March 2, 2011, upon recommendation by the Governance and Organization Committee (Governance Committee), the Board of Directors of Materion Corporation unanimously approved and adopted, subject to the approval of Materion’s shareholders at the 2011 annual meeting, the Materion Corporation 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (Amended Director Plan). The Amended Director Plan continues to reinforce the alignment of the interests of non-employee directors with the interests of Materion’s other shareholders and provide financial incentives and rewards that help attract and retain highly qualified non-employee directors. The Amended Director Plan replaces, in its entirety, the 2006 Non-employee Director Equity Plan (Current Director Plan).

Our principal reason for amending and restating the Current Director Plan is to increase the number of common shares available for issuance. The Amended Director Plan will increase the maximum number of shares available for awards by 150,000 common shares. The Amended Director Plan also includes various other changes. The most important ones are described in the summary of proposed changes below, which is followed by a summary description of the entire Amended Director Plan. The actual text of the Amended Director Plan is attached to this proxy statement as Appendix B. The following description of the Amended Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Summary of Principal Changes

Increase in the Number of Available Shares.  The Current Director Plan authorizes the issuance or transfer of an aggregate of 150,000 common shares. As of March 10, 2011; 71,178 of these shares had been issued (exclusive of outstanding awards), 22,440 shares were subject to outstanding awards and 56,382 shares were available for future awards under the Current Director Plan. The Amended Director Plan increases the total aggregate number of shares available for issuance or transfer under the Amended Director Plan by 150,000 shares to 300,000 common shares. The number and kind of shares available under the Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described below.

Prohibitions on Liberal Share-counting and Recycling Provisions.  The Amended Director Plan adds prohibitions on liberal share-counting and recycling. The Amended Director Plan provides that, except for awards settled in cash, only common shares covered by awards that expire or are forfeited will again be available for issuance under the Amended Director Plan. The following shares will not be added back to (and will count against) the aggregate plan limit:

•	common shares tendered in payment of the option price;

•	common shares withheld by Materion to satisfy the tax withholding obligation; and

•	common shares that are repurchased by Materion with option right proceeds.

Further, all common shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the Amended Director Plan.

New Definition of Change in Control.  The Amended Director Plan adds a new definition of the term “Change in Control,” which is set forth in full in Appendix B, for awards granted or deferred on or after May 4, 2011. This definition is substantially the same as the one previously adopted by the Governance Committee to provide for accelerated payment of vested awards under the Current Director Plan. However, in the new definition, the percentage of shares where acquisition constitutes a Change in Control in certain circumstances, unless otherwise determined by the Governance Committee, is being increased from 20% to 30% for such future awards under the Amended Director Plan.

Summary of the Amended Director Plan

Shares Subject to the Amended Director Plan.  The shares that may be issued or credited to accounts pursuant to the Amended Director Plan will be 300,000 common shares, subject to adjustment in accordance with the Plan. Common shares covered by an award granted under the Amended Director Plan will not be counted as used unless and until they are actually issued and delivered to a participant. The total number of common shares available under the Amended Director Plan as of a given date will not be reduced by any common shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the Amended Director Plan, any common shares that are covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary in the Amended Director Plan: (1) if common shares are tendered or otherwise used in payment of the exercise price of a stock option, the total number of common shares covered by the stock option being exercised will count against the aggregate plan limit described above; (2) common shares withheld by Materion to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; (3) the number of common shares purchased by Materion with stock option proceeds will not be added to the aggregate plan limit; and (4) the number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not the common shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Amended Director Plan.

Eligibility.  Each member of the Board of Directors who is not an employee of Materion will be eligible to receive awards and common shares under the Amended Director Plan. The current number of directors who are eligible is ten.

Compensation in General.  The amount of the director retainer fee, any director fees that may be payable for attendance at meetings of the Board of Directors and/or committees thereof and any other compensation paid to directors (Director Compensation) will be determined from time to time in accordance with the Code of Regulations of Materion and applicable law.

Equity Awards in General.  The Governance Committee may grant stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, other stock awards and deferred stock units to participants under the Amended Director Plan. Each award granted under the Amended Director Plan will be subject to such terms and conditions as shall be established by the Governance Committee, and the Governance Committee will determine the number of common shares underlying each award.

Stock Options.  The exercise price of each option will be determined by the Governance Committee, but will not be less than 100% of the fair market value of a common share on the date the option is granted. Each option will expire and will be exercisable at such time and subject to such terms and conditions as the Governance Committee shall determine, provided that no option will be exercisable later than the seventh anniversary of its grant. The closing market price of a common share as reported on the New York Stock Exchange on March 10, 2011 was $40.64 per share.

SARs.  SARs may be granted in tandem with a stock option granted under the Amended Director Plan or on a free-standing basis. The grant price of a tandem SAR will be equal to the exercise price of the related option and the grant price of a free-standing SAR will be at least equal to 100% of the fair market value of a common share on the date of its grant. A SAR may be exercised upon such terms and conditions and for such term as the Governance Committee in its sole discretion determines, provided that the term will not exceed the option term in the case of a tandem SAR or seven years in the case of a free-standing SAR. Payment for a SAR may be made in cash or stock, as determined by the Governance Committee.

Restricted Stock and Restricted Stock Units.  Restricted stock and restricted stock units may be subject to such restrictions and conditions as the Governance Committee determines and all restrictions will expire at such times as the Governance Committee specifies.

Stock Awards.  The Governance Committee may award to participants, on a quarterly or other basis, a specified number of common shares or a number of common shares equal to a dollar value as determined by the Governance Committee from time to time.

Deferred Stock Units.  Each participant may elect to have restricted stock units or other stock awards under the Amended Director Plan paid in the form of deferred stock units upon vesting or payment of such award, which deferred stock units will be credited to a bookkeeping account (which may be further divided into subaccounts) in the name of the participant in accordance with the Amended Director Plan.

Formula Awards.  Unless otherwise determined by the Governance Committee, the following awards will be made automatically:

•	on the business day following the day a participant is first elected or appointed to the Board of Directors, such participant will be granted Common Shares equal to $100,000 divided by the fair market value of a Common Share on the day the participant is elected or appointed to the Board of Directors; and

•	on the business day following the annual meeting of shareholders, each participant will be granted the number of restricted stock units equal to $60,000, divided by the fair market value of a common share on the day of the annual meeting. Such restricted stock units will be paid-out in common shares at the end of a one-year restriction period unless the participant elects to be paid in deferred stock units. Pro-rata payment will be made in the event a participant terminates service as a Director prior to the end of the one-year restriction period.

Further Elections.  Any participant may elect to have all or any portion of the cash portion of his or her director compensation paid in common shares and may further elect to have all or any portion of any director compensation that the participant has elected to receive in common shares and any awards granted as director compensation paid in the form of deferred stock units, which will be credited to the participant’s account. For the portion of a participant’s cash director compensation that he or she elects to receive in common shares, the number of common shares to be issued will equal the cash amount that would have been paid divided by the fair market value of one common share on the first business day immediately preceding the date on which such cash amount would have been paid. Awards that are so deferred pursuant to the Amended Director Plan will be credited to the deferred stock units account on a one for one basis.

An election under the Amended Director Plan must be made in writing and delivered to Materion prior to the first day of the calendar year for which the director compensation would be earned. To the extent permitted under section 409A of the Code, to elect to defer compensation earned during the first calendar year in which a director becomes eligible to participate in the Amended Director Plan, the new director must make an election within 30 days after becoming eligible to participate in the Amended Director Plan. Such election will be effective only with regard to compensation earned subsequent to the filing of the election.

If a director does not file an election form by the specified date, he or she will receive any compensation for the year that is payable in common shares on a current basis and will be deemed to have elected to receive the remainder of the compensation in cash.

Deferral.  If a participant elects to receive deferred stock units, there will be credited to the participant’s account as of the day such director compensation would have been paid, the number of deferred stock units that is equal to the number of common shares that would otherwise have been delivered to the participant on such date. The deferred stock units credited to the participant’s account (plus any additional shares credited as described above) will represent the number of common shares that Materion will issue to the participant at the end of the deferral period. Unless otherwise provided under the Amended Director Plan or any award granted under the Amended Director Plan, all deferred stock units awarded under the Amended Director Plan will vest 100% upon the award of such deferred stock units. However, in no event will any amount be transferred to a trust maintained in connection with the Amended Director Plan if, pursuant to section 409A(b)(3)(A) of the Code, such amount would, for purposes of section 83 of the Code, be treated as property transferred in connection with the performance of services.

The deferred stock units will be subject to a deferral period beginning on the date of crediting to the participant’s account and ending upon the earlier of:

•	the date of the participant’s termination of service as a director; or

•	a date specified by the participant.

The period of deferral will be for a minimum period of one year, except in the case where the participant elects a deferral period determined by reference to his or her termination of service as a director. The participant may elect payment in a lump sum or payment in equal installments over five or ten years. Elections with respect to the time and method of payment (i.e., lump sum or installments) must be made at the same time as the participant’s election to defer. If the participant does not specify a time for payment, the participant will receive payment upon termination of service as a director. If no method of payment is specified by the participant, he or she will receive payment in a lump sum. A participant may change the time and method of payment he or she previously elected (or was deemed to elect) if all of the following requirements are met:

•	such subsequent payment election may not take effect until at least 12 months after the date on which the subsequent payment election is made;

•	in the case of a subsequent payment election related to a payment not being made as a result of death or an unforeseeable emergency, the payment date will be deferred for a period of not less than five years from the date such payment would otherwise have been made (or in the case of installment payments, which are treated as a single payment for purposes of the Amended Director Plan, five years from the date the first installment payment was scheduled to be paid); and

•	any subsequent payment election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule must be made not less than twelve months prior to the date the payment was scheduled to be made under the original payment election (or, in the case of installment payments, which are treated as a single payment, twelve months prior to the date the first installment payment was scheduled to be paid).

During the deferral period, the participant will have no right to transfer any rights under his or her deferred stock units and will have no other rights of ownership.

A participant’s account will be credited as of the last day of each calendar quarter with that number of additional deferred stock units equal to the amount of cash dividends paid by Materion during such quarter on the number of common shares equivalent to the number of deferred stock units in the participant’s account from time to time during such quarter divided by the fair market value of one common share on the day immediately preceding the last business day of such calendar quarter. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the end of the deferral period for the deferred stock units with respect to which the dividend equivalents were credited.

Notwithstanding the foregoing:

•	if, upon the applicable distribution date the total value of the account balance(s) held by a participant under the Amended Director Plan and others, the aggregate value (as described in the Amended Director Plan) of the participant’s account is less than the applicable dollar amount under section 402(g)(1)(B) of the Code, $16,500 for 2011, the amount of such participant’s account will be immediately paid to the participant in a lump-sum payment of cash or common shares;

•	if a change in control (as defined in the Amended Director Plan) of Materion occurs, the amount of each participant’s account will immediately be paid to the participant in a lump-sum payment; and

•	in the event of an unforeseeable emergency, as defined in the Amended Director Plan, accelerated payment will be made to the participant of all or a part of the participant’s account, but only up to the amount necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

To the extent a participant is entitled to a lump-sum payment following a change in control and such change in control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the company within the meaning of section 409A(a)(2)(A)(v) of the Code and Treasury Regulation section 1.409A-3(i)(5), then payment will be made, to the extent necessary to comply with the provisions of section 409A of the Code, to the participant:

•	on the date (or dates) the participant would otherwise be entitled to a payment (or payments) in accordance with the provisions of the Amended Director Plan; and

•	pursuant to the method of payment (i.e., lump-sum or installments) that the participant previously elected (or was deemed to elect) in accordance with the provisions of the Amended Director Plan.

If a participant is a specified employee under section 409A of the Code at the time of his or her termination of service, then payment of deferred stock units on account of termination of service will be made (or commence to be made) on the first business day of the seventh month following such termination of service (or, if earlier, the date of the participant’s death).

Delivery of Shares.  Materion will make an uncertified book entry or delivery of certificates representing the common shares which a participant is entitled to receive 60 days following the participant’s right to receive such common shares.

Adjustments.  In the event that the number of outstanding common shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a stock dividend, stock split, recapitalization, reclassification, combination of shares or other change in the capital structure of Materion or by reason of a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, adjustments will be made by the Governance Committee in the number and kind of shares or other securities that are underlying Awards and/or credited to accounts hereunder (and in the exercise price or other price of shares subject to outstanding Awards) and that may be issued under the Amended Director Plan as it deems to be appropriate. Moreover, in the event of any such transaction or event, the Governance Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Director Plan such alternative consideration (if any) as it may determine to be equitable under the circumstances and may require in connection with the surrender of all awards that are replaced.

Administration.  The Amended Director Plan is to be administered by the Governance Committee. The Governance Committee is authorized to interpret the Amended Director Plan and related agreements and other documents, including the authorization to take any action to correct defects and supply omissions and correct administrative errors. The Governance Committee may suspend the right to exercise stock options or SARs during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law.

Transferability.  Except as described below, no stock option, SAR or other derivative security granted under the Amended Director Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Governance Committee, stock options and SARs are exercisable during the participant’s lifetime only by him or her or by his or her guardian or legal representative.

The Governance Committee may specify at the date of grant that part or all of the common shares that are (1) to be issued or transferred by Materion upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Amended Director Plan with respect to restricted stock, will be subject to further restrictions on transfer.

The Governance Committee may determine that option rights and SARs may be transferable by a participant, without payment of consideration therefore by the transferee, only to any one or more members of the participant’s immediate family. However, (1) no such transfer shall be effective unless reasonable prior notice thereof is delivered to Materion and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by Materion or the Governance Committee and (2) any such transferee shall be subject to the same terms and conditions hereunder as the participant. For the purposes of the Amended Director Plan, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests. In no event shall any such award granted under the Amended Director Plan be transferred for value.

Compliance with Section 409A of the Internal Revenue Code.  To the extent applicable, it is intended that the Amended Director Plan and any awards made under the Amended Director Plan comply with the provisions of section 409A of the Code, so that the income inclusion provisions of section 409A(a)(1) of the Code do not apply to the participant. The Amended Director Plan and any awards made under the Amended Director Plan will be administered in a manner consistent with this intent. Any reference in the Amended Director Plan to section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. For purposes of the Amended Director Plan, the phrase “permitted by section 409A of the Code,” or words of similar import, mean that in the event or circumstances that may occur or exist only if permitted by section 409A of the Code would not cause an amount deferred or payable under the Amended Director Plan to be includable in the gross income of a participant (or his or her beneficiary) under section 409A(a)(1) of the Code.

Neither a participant nor any of a participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of section 409A of the Code) payable under the Amended Director Plan and awards granted under the Amended Director Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of section 409A of the Code) payable to a participant or for a participant’s benefit under the Amended Director Plan and grants made under the Amended Director Plan may not be reduced by, or offset against, any amount owing by a participant to Materion or any of its affiliates.

Notwithstanding any provision of the Amended Director Plan and awards granted under the Amended Director Plan to the contrary, in light of the uncertainty with respect to the proper application of section 409A of the Code, Materion reserves the right to make amendments to the Amended Director Plan and awards granted under the Amended Director Plan as Materion deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with the Amended Director Plan and awards granted under the Amended Director Plan (including any taxes and penalties under section 409A of the Code), and neither Materion nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

Effective Date.  The Amended Director Plan will be effective on May 4, 2011, when it is approved by shareholders.

Termination or Amendment of the Amended Director Plan.  The Governance Committee may at any time and from time to time terminate, amend or suspend the Amended Director Plan. However, the Governance Committee may not materially alter the Amended Director Plan without shareholder approval, which includes:

•	increasing the benefits accrued to participants under the Amended Director Plan;

•	increasing the number of securities that may be issued under the Amended Director Plan;

•	modifying the requirements for participation in the Amended Director Plan; or

•	allowing the Board of Directors or the Governance Committee to lapse or waive restrictions at its discretion.

An amendment or the termination of the Amended Director Plan will not adversely affect the right of a participant to receive common shares issuable or cash payable at the effective date of the amendment or termination.

Prohibition on Repricing Options and SARs.  Except in connection with a corporate transaction or event described in the Amended Director Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding stock option or the base price of an outstanding SAR, or cancel an outstanding stock option or an outstanding SAR in exchange for cash, other awards or a stock option or a SAR with an exercise price or base price, as applicable, that is less than the exercise price of the original stock option or the base price of the original SAR, as applicable, without shareholder approval.

Term of the Amended Director Plan.  No grant will be made under the Amended Director Plan on or after May 4, 2021, 10 years after the date on which the Amended Director Plan is approved by shareholders. However, all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Director Plan.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be granted in the future under the Amended Director Plan, because the grant and actual pay-out of awards under the Amended Director Plan are discretionary.

NEW PLAN BENEFITS

Non-employee Director Equity Plan

Name and Position	Number	Value ($)

Richard J. Hipple	—	—
Chairman of the Board,
President and Chief
Executive Officer
John D. Grampa	—	—
Senior Vice President
Finance and Chief
Financial Officer
Daniel A. Skoch	—	—
Senior Vice President
Administration
Executive Officer Group	—	—
Non-executive Director Group*	22,440	911,962
Non-executive Officer Employee Group	—	—

*	This reflects the annual grant for 2011 of $60,000 worth of restricted stock units for each of the ten non-employee directors. The number of restricted stock units assumes a price of $40.64; i.e., the closing stock price on March 10, 2011.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Director Plan based on federal income tax laws in effect on January 1, 2011. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights.  In general:

•	no income will be recognized by an optionee at the time a non-qualified option right is granted;

•	at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to Restrictions. However, a recipient who so elects under section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted common shares or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted common shares received over the amount paid, if any, by the participant.

Stock Awards

The recipient of a stock award generally will be subject to tax at ordinary income rates on the fair market value of the stock award (reduced by any amount paid by the participant for such stock) at the time of grant.

Deferred Stock Units

The recipient of the deferred stock units will generally be subject to tax at ordinary income rates on the fair market value of the common shares received in satisfaction of the deferred stock units at the time of distribution.

The approval of Proposal 3 requires the affirmative vote of the majority of votes cast on the matter at the 2011 annual meeting on such proposal, provided that, for purposes of the shareholder approval requirements of the New York Stock Exchange, the total votes cast on Proposal 3 must represent at least a majority of our voting power.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR
Proposal 3 to approve the Amended Director Plan.

4.  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the year 2011 and presents this selection to the shareholders for ratification. Ernst & Young LLP will audit our consolidated financial statements for the year 2011 and perform other permissible, preapproved services. Representatives of Ernst & Young LLP are expected to be present at the 2011 annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Preapproval Policy for External Auditing Services

The Audit Committee has established a policy regarding preapproval of all audit and non-audit services expected to be performed by our independent registered public accounting firm, including the scope of and estimated fees for such services. Our independent registered public accounting firm, after consultation with management, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for its annual audit and associated quarterly reviews and procedures. Management, after consultation with our independent registered public accounting firm, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for audit-related, tax and other services to be provided by our independent registered public accounting firm for the upcoming fiscal year. The policy prohibits our independent registered public accounting firm from providing certain services described in the policy as prohibited services. The Audit Committee approved all of the estimated fees described below under the heading “External Audit Fees.”

External Audit Fees

	2010	2009

Audit Fees	$1,310,000	$1,270,000
Audit-related Fees	55,000	54,000
Tax Fees	185,000	311,000
All Other Fees	—	—

Total	$1,550,000	$1,635,000

Audit Fees

Audit fees consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and the effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and audits in connection with statutory requirements.

Audit-related Fees

Audit-related services principally include the audit of financial statements of our employee benefit plans.

Tax Fees

Tax fees include corporate tax compliance, tax advice and tax planning.

All Other Fees

We had no fees included in “All Other Fees” during 2010 or 2009.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 4 to ratify Ernst & Young LLP as the independent registered public accounting firm for the year 2011.

5.  ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) contains a provision that is commonly known as “Say-on-Pay.” Say-on-Pay gives our shareholders an opportunity to vote on an advisory, non-binding basis, to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.

Pursuant to Rule 14a-21(a) under the Exchange Act, we are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The approval of Proposal 5 requires the affirmative vote of the majority of the votes cast on the matter at the 2011 annual meeting on such proposal.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR Proposal 5 to approve the named executive officer compensation.

6.  ADVISORY VOTE ON THE FREQUENCY OF NAMED EXECUTIVE COMPENSATION VOTES

The Dodd-Frank Act also contains a provision enabling our shareholders to indicate how frequently we should have a “Say-on-Pay” vote. Pursuant to Rule 14a-21(b) under the Exchange Act, we are asking our shareholders to indicate whether they would prefer to vote on an advisory, non-binding basis to approve the compensation of our named executive officers every one year, every two years or every three years.

After careful consideration, our Board of Directors has determined that a Say-on-Pay vote that occurs every year is the most appropriate alternative for us. Therefore, the Board of Directors recommends that you vote for a frequency of “EVERY YEAR” on holding future Say-on-Pay votes. In reaching its recommendation, the Board of Directors believes that an annual Say-on-Pay vote will allow our shareholders to provide us with more meaningful and direct input on our executive compensation philosophy, policies and programs. An annual advisory vote will also foster more useful communication with our shareholders by providing our shareholders with a clear and timely means to express any concerns and questions.

You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting. Although this vote is advisory and not binding, the Board of Directors and the Company highly value the opinions of its shareholders and will consider the outcome of this vote when determining the frequency of future shareholder votes on named executive officer compensation.

The frequency of the advisory vote on named executive officer compensation receiving the greatest number of votes (every year, every two years or every three years) will be considered the frequency recommended by shareholders.

The Board of Directors of Materion Corporation unanimously recommends a vote FOR a vote of “EVERY YEAR” on Proposal 6 relating to the advisory vote on the frequency of named executive officer compensation votes. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. Shareholders may choose among the four choices (every year, every two years, every three years or abstain) set forth above.

SHAREHOLDER PROPOSALS

We must receive by November 26, 2011, any proposal of a shareholder intended to be presented at the 2012 annual meeting of Materion Corporation’s shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2012 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2012 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received within ten days from the date of our notice. Our proxy related to the 2012 annual meeting of Materion Corporation’s shareholders will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the processes of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on May 4, 2011.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our 2010 Annual Report, are available free of charge at www.shareholder.com/MTRN/annual.cfm.

OTHER MATTERS

We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice prior to March 5, 2011, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

By order of the Board of Directors,

MATERION CORPORATION

Michael C. Hasychak
Secretary

Mayfield Heights, Ohio
March 25, 2011

APPENDIX A

MATERION CORPORATION
2006 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 4, 2011)

A-i

MATERION CORPORATION

2006 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF MAY 4, 2011)

1. Purpose.  The purpose of this Plan is to attract and retain officers, other key employees and consultants of Materion Corporation (formerly named Brush Engineered Materials Inc.) (the Company) and its Subsidiaries and to provide such persons with incentives and rewards for superior performance and to promote equity participation by the officers, key employees and consultants of the Company, and thereby reinforcing a mutuality of interest with other shareholders, and permitting officers, key employees and consultants to share in the Company’s growth.

2. Definitions.  As used in this Plan,

“Appreciation Right” means a right granted pursuant to Section 8 of this Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

“Board” means the Board of Directors of the Company.

A “Change in Control” of the Company, for purposes of awards granted under this Plan on or after May 4, 2011, shall mean, unless otherwise determined by the Committee:

(i)	The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (Exchange Act)) (Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (Outstanding Company Voting Securities) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (MBO) but only if the Participant who holds the award in question is one of those employees of the Company or any subsidiary of the Company that are participating in the MBO; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 30% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition; or

(ii)	individuals who, as of the date hereof, constitute the Board (Incumbent Board) (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (Business Combination) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (X) 30% or more, if such Business Combination is approved by the Incumbent Board or (Y) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee described in Section 10(a) of this Plan.

“Common Shares” means (i) Common Shares without par value of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Performance Restricted Shares, Performance Shares or Performance Units, Option Rights, Appreciation Rights or a grant or sale of Restricted Stock or Restricted Stock Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

“Designated Subsidiary” means a subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Company owns or controls, directly or indirectly, less than 80 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Detrimental Activity” means any wrongdoing or misconduct as defined by the Committee in an Evidence of Award, including, but not limited to, any action contributing to a restatement of the Company’s financials if the award to a Participant is favorably affected by such restatement as provided under section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the award granted under this Plan. An Evidence of Award may be in any electronic medium, may be limited to a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulation may be amended from time to time.

“Free-standing Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under section 422 of the Code or any successor provision thereto.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Restricted Shares, Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock Units or dividend credits. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index of one or more of the performance criteria themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Awards to a Covered Employee shall be based on one or more, or a combination, of the following criteria, which may be measured before special items designated by the Committee at the time the Management Objectives are established and/or subject to GAAP definition:

(i)	Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings);

(ii)	Cash Flow (e.g., EBITDA, operating cash flow, total cash flow, free cash flow, residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

(v)	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues);

(vi)	Liquidity Measures (e.g., debt-to-debt-plus-equity, debt-to-capital, debt-to-EBITDA, total debt ratio, EBITDA multiple);

(vii)	Sales Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, new product sales growth, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee); and

(viii)	Strategic Initiative Key Deliverable Metrics (e.g., product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures).

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or any related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

“Market Value per Share” means, as of any particular date, unless otherwise determined by the Committee, the per share closing price of a Common Share on the New York Stock Exchange on the day such determination is being made (as reported in The Wall Street Journal) or, if there was no closing price reported on such day, on the next day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a Common Share on such day. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in section 409A of the Code.

“Nonqualified Option” means an Option Right that is not intended to, qualify as a Tax-qualified Option.

“Optionee” means the person so designated in an Evidence of Award evidencing an outstanding Option Right.

“Option Price” means the purchase price payable upon the exercise of an Option Right.

“Option Right” means the right to purchase Common Shares from the Company upon the exercise of a Nonqualified Option or a Tax-qualified Option granted pursuant to Section 7 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other salaried employee or consultant of the Company or a Subsidiary or (ii) has agreed to commence serving in any of such capacities, within 90 days of the Date of Grant. The term “Participant” shall also include any person who is determined by the Committee to provide services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee.

“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 5 of this Plan within, which the Management Objective relating thereto is to be achieved.

“Performance Restricted Shares” means Common Shares granted pursuant to Section 4 of this Plan as to which neither substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 4 has expired.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share and is awarded pursuant to Section 5 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to the Market Value per Share of one Common Share on the Date of Grant and is awarded pursuant to Section 5 of this Plan.

“Plan” means the Materion Corporation 2006 Stock Incentive Plan (As Amended and Restated as of May 4, 2011), as may be further amended from time to time.

“Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Performance Restricted Shares or Restricted Stock Units, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the Code.

“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in such Section 6 has expired. Restricted Stock is not subject to Management Objectives specified by the Committee.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions under Section 9 of this Plan.

“Restricted Stock Units” means an award pursuant to Section 9 of this Plan of the right to receive Common Shares at the end of a specified Restriction Period.

“Spread” means, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 8 of this Plan that is granted in tandem with an Option Right.

“Tax-qualified Option” means an Option Right that is intended to qualify under particular provisions of the Code, including without limitation an Incentive Stock Option.

3. Shares Subject to this Plan.

(a)	Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock or Performance Restricted Shares and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 2,050,000 Common Shares (1,250,000 of which were approved by shareholders of the Company in 2006 and 800,000 of which will be added upon approval by shareholders of the Company in 2011), plus any Common Shares relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	Each Common Share issued or transferred pursuant to an award of Option Rights or Appreciation Rights will reduce the aggregate plan limit described above in Section 3(a)(i) by one share of Common Share. Each Common Share issued or transferred (and in the case of Performance Restricted Shares and Restricted Stock, released from all substantial risk of forfeiture) pursuant to an award other than Option Rights or Appreciation Rights shall reduce the aggregate plan limit described above in Section 3(a)(i) by (A) one Common Share if issued or transferred pursuant to an award granted prior to May 4, 2011 and (B) 1.3 Common Shares if issued or transferred pursuant to an award granted on or after May 4, 2011. Any Common Shares that again become available for issuance pursuant to this Section 3 shall be added back to the aggregate plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 3(a)(ii).

(iii)	Subject to the share-counting rules provided in Section 3(a)(ii) and in this Section 3(a)(iii), the Common Shares covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the Option Price of an Option Right, the total number of shares covered by the Option Right being exercised shall count against the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; (C) the number of Common Shares that are repurchased by the Company with Option Right proceeds shall not increase the aggregate plan limit described above; and (D) the number of Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, whether or not all Common Shares covered by the award are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to this Plan.

(b)	Incentive Stock Option Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 2,050,000.

(c)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 10 of this Plan:

(i)	No Participant shall be granted Qualified Performance-Based Awards of Restricted Stock Units, Performance Restricted Shares, Performance Shares, in the aggregate, for more than 100,000 Common Shares during any calendar year;

(ii)	No Participant shall be granted in any calendar year a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,500,000; and

(iii)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 200,000 Common Shares during any calendar year.

(d)	Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Common Shares provided for in Section 3(a)(i) above may be used for awards granted under Sections 4 through 10 of this Plan that do not comply with the three-year requirements set forth in Sections 6(c) and 9(c) of this Plan and the one-year requirements of Sections 4(b), 5(b) and 9(b) of this Plan.

4. Performance Restricted Shares.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of Performance Restricted Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend (subject to Section 4(f) below), voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to;

(b)	Any grant of Performance Restricted Shares shall specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such Performance Restricted Shares and each grant may specify in respect of the specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives; provided, however, that no such termination shall occur sooner than one year after the Date of Grant, except in the event of the retirement, death or disability of the Participant or a Change in Control of the Company. The grant of a Qualified Performance-Based Award of Performance Restricted Shares shall specify that, before the termination or early termination of restrictions applicable to such Performance Restricted Shares, the Committee must determine that the Management Objectives have been satisfied;

(c)	Each grant may be made without payment of additional consideration from the Participant;

(d)	Each grant shall provide that the Performance Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant may provide for the earlier termination of such period in the event of the retirement, death or disability of the Participant or a Change in Control of the Company;

(e)	Each grant shall provide that, during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Performance Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Company or provisions subjecting the Performance Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee;

(f)	Any grant shall require that any or all dividends or other, distributions paid on the Performance Restricted Shares during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine, provided, however, that dividends or other distributions on Performance Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives; and

(g)	Each grant of Performance Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Performance Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Performance Restricted Shares, shall be held in custody by the Company until all restrictions thereon lapse or (ii) all Performance Restricted Shares shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Performance Restricted Shares.

5. Performance Shares and Performance Units.  The Committee may also, from time to time and upon such terms and conditions as it may determine, authorize grants of Performance Shares and Performance Units that shall become payable to the Participant upon the achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award of Performance Shares or Performance Units (other than in connection with the death or disability of the Participant or a Change in Control of the Company) where such action would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code.

(b)	The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as shall be determined by the Committee on the Date of Grant and may be subject to earlier termination or other modification in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(c)	Each grant shall specify the Management Objectives that are to be achieved by the Participant and each grant may specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the specified Management Objective. The grant of a Qualified Performance-Based Award of Performance Shares or Performance Units shall specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d)	Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

(f)	The Committee may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares, subject in all cases to payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)	Each grant of Performance Shares or Performance Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

6. Restricted Stock.  The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale to Participants of Restricted Stock. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant shall, constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each grant or sale may be made without payment of additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)	Each grant or sale shall provide that the Restricted Stock covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of section 83 of the Code for a period of at least three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period, to be determined by the Committee on the Date of Grant. Any grant may provide for the earlier termination of such period in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(d)	Each grant or sale shall provide that, during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include, without limitation, rights of repurchase or first refusal by the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(e)	Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional, Common Shares which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

(f)	Each grant of Restricted Stock shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse, or (ii) Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize grants to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant of Option Rights shall specify the number of Common Shares to which it pertains.

(b)	Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(c)	Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include:

(i)	cash in the form of currency or check or other cash equivalent acceptable to the Company or by wire transfer of immediately available funds;

(ii)	the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and having a value at the time of exercise that is equal to the Option Price;

(iii)	a “net exercise” arrangement pursuant to which the Company will withhold Common Shares that would otherwise be issued upon exercise (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld shall not be treated as issued and acquired by the Company upon such exercise);

(iv)	any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 7(d) below, on such basis as the Committee may determine in accordance with this Plan; or

(v)	any combination of the foregoing.

(d)	Any grant of a Nonqualified Option may provide that payment of the Option Price may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 7(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

(e)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or, all of the Common Shares to which the exercise relates.

(f)	Successive grants may be made to the same Optionee regardless of whether any Option Rights previously granted to the Optionee remain unexercised.

(g)	Each grant shall specify the period or periods of continuous employment of the Optionee by the Company or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable. A grant of Option Rights may provide for the earlier exercise of the Option Rights in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(h)	Any grant of Option Rights may specify Management Objectives which, if achieved, will result in exercisability of such rights.

(i)	Option Rights granted under this Plan may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who, on the date of the grant, are officers or other key employees of the Company or any Subsidiary who must meet the definition of “employees” under section 3401(c) of the Code.

(j)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 8 of this Plan.

(k)	No Option Right granted pursuant to this Section 7 may be exercised more than seven years from the Date of Grant. Subject to this limit, the Committee may cause Option Rights to continue to be exercisable after termination of employment of the Participant under circumstances specified by the Committee.

(l)	The Committee reserves the discretion after the Date of Grant to provide for (i) the availability of a loan at exercise; or (ii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(m)	The Committee may substitute, without receiving Participant permission, Appreciation Rights payable only in Common Shares (or Appreciation Rights payable in cash, Common Shares, or in any combination thereof as elected by the Committee) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are substantially the same as the terms for the Options and the difference between the Market Value per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value Share of the underlying Common Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(n)	Each grant of Option Rights shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

8. Appreciation Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of such right. An Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

(b)	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

(c)	Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

(d)	Any grant may specify that an Appreciation Right may be exercised only in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(e)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

(f)	Each grant shall be evidenced by an Evidence of Award, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(g)	No Appreciation Right granted under this Plan may be exercised more than seven years from the Date of Grant.

(h)	Regarding Tandem Appreciation Rights only:

(i)	Each grant shall provide that a Tandem Appreciation Right may be exercised only at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and by surrender of the related Option Right (or such other right) for cancellation.

(ii)	The Option Price of the related Option Right shall be equal to or greater than the Market Value Per Share on the Date of Grant.

(i)	Regarding Free-standing Appreciation Rights only:

(i)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised; and

(iii)	Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of the retirement, death or disability of the Participant or a Change in Control of the Company or similar transaction or event.

9. Restricted Stock Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, also authorize grants or sales of Restricted Stock Units to Participants. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant or sale shall constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Restriction Period of such conditions (which may include the achievement of Management Objectives) as the Committee may specify.

(b)	If a grant or sale of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units which restriction will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Qualified Performance-Based Awards of Restricted Stock Units shall specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Committee must determine that the Management Objectives have been satisfied.

(c)	Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

(d)	If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives, each grant or sale shall provide that the Restricted Stock Units covered thereby shall be subject to a Restriction Period of at least three years, except that a grant or sale may provide that the Restriction Period shall expire not sooner than ratably on an annual basis during the three-year period as determined by the Committee at the Date of Grant.

(e)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, death or disability of the Participant or a Change in Control of the Company.

(f)	During the Restriction Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Restricted Stock Units and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such Restricted Stock Units in cash or in additional Common Shares on a current, deferred or contingent basis; provided, however, that any dividends or other distributions with respect to the number of shares of Common shares covered by Restricted Stock Units that are subject to Management Objectives shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such dividends or other distributions have been distributed.

(g)	Each grant or sale shall specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain by the Committee the right to elect among those alternatives.

(h)	Each grant or sale shall be evidenced by an Evidence of Award, which shall contain such terms and provisions as the Committee may determine consistent with this Plan.

10. Administration of the Plan.

(a)	This Plan shall be administered by the Compensation Committee of the Board. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

(b)	The interpretation and construction, including any action to correct defects and supply omission and correct administrative errors, by the Committee of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Performance Restricted Shares, Performance Shares or Performance Units, Appreciation Rights or Restricted Stock Units and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c)	The Committee may suspend the right to exercise Option Rights or Appreciation Rights during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law.

(d)	The Committee may delegate to the appropriate officer or officers of the Company or any Subsidiary, part or all of its authority with respect to the administration of awards made by the Committee to individuals who are not officers or directors of the Company within the meaning of the Exchange Act.

(e)	To the extent permitted by Ohio law, the Committee may, from time to time, delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to section 162(m) of the Code or who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with section 16 of the Exchange Act.

11. Adjustments.  The Committee shall make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units and Performance Shares and Performance Units granted hereunder, (b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee shall also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(a)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify. This Section 11 shall not be construed to permit the re-pricing of any Option Rights in the absence of any of the circumstances described above in contravention of Section 19(b) hereof. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section 11 to awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code; (ii) any adjustments made pursuant to this Section 11 of the Plan to awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code; and (iii) the Committee shall not have the authority to make any adjustments pursuant to this Section 11 of the Plan to the extent that the existence of such authority would cause an award that is not intended to be subject to section 409A of the Code to be subject thereto.

12. Detrimental Activity.  Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall:

(a)	Forfeit any award granted under this Plan then held by the Participant;

(b)	Return to the Company, in exchange for payment by the Company of any amount actually paid therefore by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(c)	With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:

(i)	Any amount actually paid therefore by the Participant pursuant to this Plan; and

(ii)	The Market Value per Share of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason, except that no set off shall be permitted against any amount that constitutes “deferred compensation” within the meaning of section 409A of the Code.

13. Participation by Employees of Designated Subsidiaries.  As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Company or another Subsidiary, the Board may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan, and any applicable Agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Company, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Company. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Board and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and except in other cases where the context otherwise requires.

14. Non-U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Designated Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law; tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15. Transferability.

(a)	Except as provided in Section 15(c) below, no Option Right or Appreciation Right or other derivative security granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution, and in no event shall any award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights granted under this Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b)	The Committee may specify at the Date of Grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, or in payment of Performance Shares or Performance Units or upon the termination of the Restriction Period applicable to Restricted Stock Units, or (ii) no longer subject to the substantial risk of forfeiture and restriction on transfer referred to in Sections 4 and 6 of this Plan, shall be subject to further restrictions upon transfer.

(c)	The Committee may determine that Option Rights (other than Incentive Stock Options) and Appreciation Rights may be transferable by a Participant, without payment of consideration therefore by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 15(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

16. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights. In no event shall the value of the Common Shares to be withheld and/or delivered pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

17. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of section 409A of the Code, so that the income inclusion provisions of section 409A(a)(1) of the Code do not apply to the Participant. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)	If, at the time of a Participant’s separation from service (within the meaning of section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in section 409A of the Code in order to avoid taxes or penalties under section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the month after such six-month period.

(d)	Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Effective Date.  The Materion Corporation 2006 Stock Incentive Plan first became effective on May 2, 2006, the date it was approved by shareholders. This amended and restated Plan shall be effective May 4, 2011 when approved by shareholders.

19. Amendments.

(a)	The Committee may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)	Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of the Plan to the contrary, this Section 19(b) may not be amended without approval by the Company’s shareholders.

(c)	If permitted by section 409A of the Code, but subject to section 19(d) hereof, in case of termination of employment by reason of the death, disability or normal or early retirement of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Performance Restricted Shares or Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or in the case of a Change in Control of the Company or similar transaction or event, the Committee may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or may waive any other limitation or requirement under any such award.

(d)	Subject to section 19(c) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control of the Company) where such action would result in the loss of the otherwise available exemption of the award under section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Committee may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20. Termination of the Plan.  No further awards shall be granted under this amended and restated Plan after May 4, 2021, 10 years from the date on which this 2011 amendment and restatement was approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21. Governing Law.  The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

22. Miscellaneous Provisions.

(a)	The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-qualified Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)	No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)	Leave of absence approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is on a leave of absence.

(f)	No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)	The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)	If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

APPENDIX B

MATERION CORPORATION

2006 Non-employee Director Equity Plan
(As Amended and Restated as of May 4, 2011)

1. Purpose.  The purpose of this 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (Director Plan) is to provide ownership in the Common Shares of Materion Corporation (formerly named Brush Engineered Materials Inc.) (Company) to members of the Board of Directors (Board) who are not employees in order to align their interests more closely with the interests of the Company’s other shareholders and to provide financial incentives and rewards that will help attract and retain the most qualified non-employee directors.

2. Administration.

(a)	This Director Plan will be administered by the Committee, which will have full power and authority, subject to the provisions of this Director Plan to supervise administration and to interpret the provisions of this Director Plan, including any action to correct defects and supply omissions and correct administrative errors, and to authorize and supervise any grant of any award, any issuance or payment of Common Shares and any crediting or payment of Deferred Stock Units (as defined in Section 6 below). No Participant (as defined in Section 3 below) in this Director Plan will participate in the making of any decision with respect to any question relating to grants made or Common Shares issued under this Director Plan to that Participant only.

(b)	The interpretation and construction by the Committee of any provision of this Director Plan or any agreement, notification or document evidencing the grant of Awards and any determination by the Committee pursuant to any provision of this Director Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

(c)	The Committee may suspend the right to exercise Stock Options or SARs during any blackout period that is necessary or desirable to comply with the requirements of applicable laws and/or to extend the award exercise period in a manner consistent with applicable law.

3. Eligibility.  Each member of the Board who is not an employee of the Company will be eligible to receive awards and Common Shares in accordance with this Director Plan (each, a Participant), provided that shares remain available for issuance hereunder in accordance with Section 4.

4. Shares Subject to this Director Plan.  The shares that may be issued or credited to accounts pursuant to Section 6 of this Director Plan will be 300,000 Common Shares, subject to adjustment in accordance with Section 11 of this Director Plan. The maximum number of Common Shares described in the preceding sentence consists of 150,000 Common Shares that were approved in 2006 and 150,000 Common Shares that are being added as of this Amendment and Restatement of the Director Plan. Common Shares covered by an award granted under this Director Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Common Shares available under this Director Plan as of a given date shall not be reduced by any Common Shares relating to prior awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any award granted under this Director Plan, any Common Shares that are covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if Common Shares are tendered or otherwise used in payment of the exercise price of a stock option, the total number of Common Shares covered by the stock option being exercised shall count against the aggregate plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; (C) the number of Common Shares that are repurchased by the Company with Stock Option proceeds shall not increase the aggregate plan limit described above; and (D) the number of Common Shares covered by a stock appreciation right (SARs), to the extent that it is exercised and settled in Common Shares, and whether or not the Common Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to this Director Plan.

5. Compensation in General.  The amount of the director retainer fee, any director fees that may be payable for attendance at meetings of the Board and/or committees thereof and any other compensation paid to the directors for services as a director (Director Compensation) will be determined from time to time in accordance with the Company’s Code of Regulations and applicable law.

6. Equity Awards.

(a)	The Committee may grant to Participants under this Director Plan the following types of awards (each, Award): stock options, SARs, restricted stock, restricted stock units, other stock awards and deferred stock units, as described herein.

(b)	Each Award granted under this Director Plan will be subject to such terms and conditions as shall be established by the Committee, and the Committee will determine the number of Common Shares underlying each Award. Notwithstanding the foregoing:

(i)	Stock Options. The exercise price of each option will be determined by the Committee but will not be less than 100% of the Fair Market Value of a Common Share on the date the option is granted. Each option will expire and will be exercisable at such time and subject to such terms and conditions as the Committee shall determine, provided that no option will be exercisable later than the seventh anniversary of its grant.

(ii)	SARs. SARs may be granted in tandem with a stock option granted under this Director Plan or on a free-standing basis. The grant price of a tandem SAR will be equal to the exercise price of the related option and the grant price of a freestanding SAR will be at least equal to 100% of the Fair Market Value of a Common Share on the date of its grant. A SAR may be exercised upon such terms and conditions and for such term as the Committee in its sole discretion determines, provided that the term will not exceed the option term in the case of a tandem SAR or seven years in the case of a free-standing SAR. Payment for a SAR may be made in cash or stock, as determined by the Committee.

(iii)	Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be subject to such restrictions and conditions as the Committee determines and all restrictions will expire at such times as the Committee shall specify.

(iv)	Stock Awards. The Committee may award to Participants, on a quarterly or other basis, a specified number of Common Shares or a number of Common Shares equal to a dollar value as determined by the Committee from time to time.

(v)	Deferred Stock Units. Each Participant may make an annual election to have restricted stock units or other stock awards under this Director Plan paid in the form of deferred stock units (Deferred Stock Units) upon vesting or payment of such Award, which Deferred Stock Units will be credited to a book-keeping account (which may be further divided into subaccounts) in the name of the Participant in accordance with this Director Plan.

(c)	Unless otherwise determined by the Committee, the following Awards shall be made automatically:

(i)	On the business day following the day a Participant is first elected or appointed to the Board, such Participant shall be granted Common Shares equal to $100,000 divided by the Fair Market Value of a Common Share on the day the Participant is elected or appointed to the Board, which shall be unrestricted except as may otherwise be required by law.

(ii)	On the business day following the annual meeting of shareholders, each Participant shall be granted the number of restricted stock units equal to $60,000. Such restricted stock units shall be paid-out in Common Shares on the last day of a one-year restriction period unless the Participant elects to be paid in Deferred Stock Units. Notwithstanding the foregoing, if a Participant incurs a Termination of Service before the end of such one-year restriction period, such Participant shall be entitled to receive a pro-rata payment of Common Shares based on the number of full months of service since the date of grant, which shall be paid-out on the date of the Participant’s Termination of Service. Such pro-rata payments, if any, that were deferred pursuant to elections made under Sections 7 and 8 shall remain subject to such elections.

7. Further Elections.

(a)	Any Participant may elect to have all or any portion of the cash portion of his or her Director Compensation paid in Common Shares and may further make an annual election to have all or any portion of any Director Compensation that the Participant has elected to receive in Common Shares and any Awards granted as Director Compensation paid in the form of Deferred Stock Units, which will be credited to the Participant’s account. For the portion of a Participant’s cash Director Compensation that he or she elects to receive in Common Shares, the number of Common Shares to be issued will equal the cash amount that would have been paid divided by the Fair Market Value of one Common Share on the first business day immediately preceding the date on which such cash amount would have been paid. Awards that are deferred pursuant to this Section 7(a) will be credited to the Deferred Stock Units account on a one for one basis.

(b)	An election pursuant to Sections 6(b)(v) and/or 7(a) must be made in writing and delivered to the Company prior to the first day of the calendar year for which the Director Compensation would be earned. Notwithstanding the preceding sentence, to the extent permitted under section 409A of the Internal Revenue Code of 1986, as amended (Code), to elect to defer Director Compensation earned during the first calendar year in which a new director becomes eligible to participate in this Director Plan, the new director must make an election pursuant to Section 6(b)(v) and/or 7(a) within 30 days after becoming eligible to participate in this Director Plan and such election shall be effective only with regard to Director Compensation earned subsequent to the filing of the election. All elections to defer Director Compensation under the 2005 Deferred Compensation Plan for Non-employee Directors (2005 Director Plan) that were made in 2005 prior to the start of the 2006 calendar year shall be treated as elections to defer Director Compensation under this Director Plan for the 2006 calendar year.

(c)	If a director does not file an election form by the specified date, he or she will receive any Director Compensation for the year that is payable in Common Shares on a current basis and will be deemed to have elected to receive the remainder of the Director Compensation in cash.

8. Deferral.

(a)	If a Participant elects to receive Deferred Stock Units, there will be credited to the Participant’s account as of the day such Director Compensation would have been paid, the number of Deferred Stock Units which is equal to the number of Common Shares that would otherwise have been delivered to the Participant pursuant to Section 6 and/or Section 7(a) on such date. The Deferred Stock Units credited to the Participant’s account (plus any additional shares credited pursuant to Section 8(c) below) will represent the number of Common Shares that the Company will issue to the Participant at the end of the deferral period. Unless otherwise provided herein or pursuant to the terms of any Award hereunder, all Deferred Stock Units awarded under this Director Plan will vest 100% upon the award of such Deferred Stock Units. Notwithstanding the foregoing, in no event shall any amount be transferred to a trust maintained in connection with the Director Plan if, pursuant to section 409A(b)(3)(A) of the Code, such amount would, for purposes of section 83 of the Code, be treated as property transferred in connection with the performance of services.

(b)	The Deferred Stock Units will be subject to a deferral period beginning on the date of crediting to the Participant’s account and ending upon the earlier of (i) the date of the Participant’s Termination of Service as a director or (ii) a date specified by the Participant. The period of deferral will be for a minimum period of one year, except in the case where the Participant elects a deferral period determined by reference to his or her Termination of Service as a director. The Participant may elect payment in a lump sum or payment in equal installments over five or ten years. Elections with respect to the time and method (i.e., lump sum or installments) of payment must be made at the same time as the Participant’s election to defer as described in Section 7(b). If the Participant does not specify a time for payment, the Participant will receive payment upon Termination of Service as a director and if no method of payment is specified by the Participant, he or she will receive payment in a lump sum. A Participant may change the time and method of payment he or she previously elected (or was deemed to elect) if all of the following requirements are met: (i) such subsequent payment election may not take effect until at least twelve months after the date on which the subsequent payment election is made; (ii) in the case of a subsequent payment election related to a payment not being made as a result of death or an Unforeseeable Emergency, the payment date shall in all cases be deferred for a period of not less than five years from the date such payment would otherwise have been made (or in the case of installment payments, which are treated as a single payment for purposes of this Section 8(b), five years from the date the first installment payment was scheduled to be paid); and (iii) any subsequent payment election related to a distribution that is to be made at a specified time or pursuant to a fixed schedule must be made not less than twelve months prior to the date the payment was scheduled to be made under the original payment election (or, in the case of installment payments, which are treated as a single payment for purposes of this Section 8(b), twelve months prior to the date the first installment payment was scheduled to be paid). During the deferral period, the Participant will have no right to transfer any rights under his or her Deferred Stock Units and will have no other rights of ownership therein.

(c)	A Participant’s account will be credited as of the last day of each calendar quarter with that number of additional Deferred Stock Units equal to the amount of cash dividends paid by the Company during such quarter on the number of Common Shares equivalent to the number of Deferred Stock Units in the Participant’s account from time to time during such quarter divided by the Fair Market Value of one Common Share on the day immediately preceding the last business day of such calendar quarter. Such dividend equivalents, which will likewise be credited with dividend equivalents, will be deferred until the end of the deferral period for the Deferred Stock Units with respect to which the dividend equivalents were credited.

(d)	Notwithstanding the foregoing provisions, (i) if, upon the applicable distribution date the total value of the account balance(s) held by a Participant under this Director Plan, the 2005 Director Plan, and any other agreements, methods, programs, plans or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan with the account balances under the Director Plan and the 2005 Director Plan under Treasury Reg. § 1.409A-1(c)(2) (Aggregate Account Balance) does not exceed the applicable dollar amount under section 402(g)(1)(B) of the Code, the amount of the Participant’s Aggregate Account Balance will be immediately paid to the Participant in a lump-sum payment of cash or Common Shares, as applicable, (ii) if a Change in Control (as defined in section 9(d) below) of the Company occurs, the amount of each Participant’s account will immediately be paid to the Participant in a lump-sum payment, and (iii) in the event of an Unforeseeable Emergency, accelerated payment shall be made to the Participant of all or a part of the Participant’s account, but only up to the amount necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution(s), after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(e)	To the extent a Participant is entitled to a lump sum payment following a Change in Control under section 8(d) above and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and Treasury Reg. § 1.409A-3(i)(5), or any successor provision, then notwithstanding Section 8(d), payment will be made, to the extent necessary to comply with the provisions of section 409A of the Code, to the Participant (i) on the date (or dates) the Participant would otherwise be entitled to a payment (or payments) in accordance with the provisions of this Director Plan and (ii) pursuant to the method of payment (i.e., lump sum or installments) that the Participant previously elected (or was deemed to elect) in accordance with the provisions of this Director Plan.

(f)	Notwithstanding the foregoing provisions of this Section 8, if a Participant is a Key Employee at the time of his or her Termination of Service, then payment of Deferred Stock Units on account of Termination of Service shall be made (or commence to be made) on the first business day of the seventh month following such Termination of Service (or, if earlier, the date of death).

9. Definitions, etc.

(a)	For purposes of this Director Plan, “Committee” means the Governance and Organization Committee, as constituted from time to time, which Committee shall not include any member of management of the Company.

(b)	For purposes of this Director Plan, “Common Shares” means (i) Common Shares without par value of the Company and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Director Plan.

(c)	“Fair Market Value” means, as of any particular date, unless otherwise determined by the Committee, the per share closing price of a Common Share on the New York Stock Exchange on the day such determination is being made (as reported in The Wall Street Journal) or, if there was no closing price reported on such day, on the next day on which such a closing price was reported; or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a Common Share on such day.

(d)	For awards and deferrals under this Director Plan granted or deferred on or after May 4, 2011, “Change in Control” of the Company, unless otherwise determined by the Committee, means:

(i)	The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (Exchange Act)) (Person) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own (X) 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (Outstanding Company Voting Securities) without the approval of the Incumbent Board as defined in (ii) below or (Y) 35% or more of the Outstanding Voting Securities of the Company with the approval of the Incumbent Board; provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii), below), (B) any acquisition by the Company or a subsidiary of the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below, or (E) any acquisition by, or other Business Combination (as defined in (iii) below) with, a person or group of which employees of the Company or any subsidiary of the Company control a greater than 25% interest (MBO), provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 30% or 35%, as the case may be, as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 30% or 35% or more, as the case may be, of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meanings of Rule 13d-3 promulgated under the Exchange Act) less than 30% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;

(ii)	individuals who, as of the date hereof, constitute the Board (Incumbent Board) (as modified by this clause (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation, or other transaction (Business Combination) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the ultimate beneficial owners of voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly (X) 30% or more, if such Business Combination is approved by the Incumbent Board or (Y) 35% or more, if such Business Combination is not approved by the Incumbent Board, of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination described in clauses (A), (B) and (C) of subsection (iii), above.

(e)	Notwithstanding anything to the contrary contained in this Director Plan, it is a condition to the issuance of Common Shares or Deferred Stock Units that the transaction be registered under applicable securities laws and no Participant will be able to receive Common Shares or Deferred Stock Units in payment of all or part of his or her Director Compensation unless and until such registration has been effected.

(f)	For purposes of this Director Plan, “Key Employee” means a “specified employee” with respect to the Company (or a controlled group member of the Company) determined pursuant to procedures adopted by the Company in compliance with section 409A of the Code.

(g)	For purposes of this Director Plan, “Termination of Service” means a termination of service with the Company that constitutes a separation from service within the meaning of Treasury Reg. § 1.409A-1(h), or any successor provision.

(h)	For purposes of this Director Plan, “Unforeseeable Emergency” means an event that results in a severe financial hardship to a Participant resulting from (i) an illness or accident of the Participant or his or her spouse, dependent (as defined in section 152(a) of the Code), or beneficiary, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary circumstances arising as a result of events beyond the control of the Participant.

10. Delivery of Shares. The Company will make an uncertificated book entry or delivery of certificates representing the Common Shares which a Participant is entitled to receive 60 days following the Participant’s right to receive such Common Shares.

11. Adjustments.  In the event that, after the Effective Date of this Director Plan (as defined in section 16), the number of outstanding Common Shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a stock dividend, stock split, recapitalization, reclassification, combination of shares or other change in the capital structure of the Company or by reason of a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, adjustments shall be made by the Committee in the number and kind of shares or other securities that are underlying Awards and/or credited to accounts hereunder (and in the exercise price or other price of shares subject to outstanding Awards) and that may be issued under this Director Plan as it deems to be appropriate. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Director Plan such alternative consideration (if any) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

12. Termination or Amendment of this Director Plan.  The Committee may at any time and from time to time terminate, amend or suspend this Director Plan; provided, however, that the Committee may not materially alter this Director Plan without shareholder approval, including by increasing the benefits accrued to Participants under this Director Plan; increasing the number of securities which may be issued under this Director Plan; modifying the requirements for participation in this Director Plan; or by including a provision allowing the Board or the Committee to lapse or waive restrictions at its discretion. An amendment or the termination of this Director Plan will not adversely affect the right of a Participant to receive Common Shares issuable or cash payable at the effective date of the amendment or termination.

Except in connection with a corporate transaction or event described in Section 11 of this Director Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding stock option or the base price of an outstanding SAR, or cancel an outstanding stock option or an outstanding SAR in exchange for cash, other awards or a stock option or a SAR with an exercise price or base price, as applicable, that is less than the exercise price of the original stock option or the base price of the original SAR, as applicable, without shareholder approval.

No grant will be made under this amended and restated Director Plan more than 10 years after the date of which such amendment and restatement is approved by shareholders, but all grants made on or prior to such date will continue in effect thereunder subject to the terms thereof and of this Director Plan.

13. Transferability.

(a)	Except as provided in Section 13(c) below, no stock option or SAR or other derivative security granted under this Director Plan may be transferred by a Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, option rights and SARs granted under this Director Plan may not be exercised during a Participant’s lifetime except by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

(b)	The Committee may specify at the date of grant, that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of option rights or upon the termination of the restriction period applicable to restricted stock units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer applicable to restricted stock, shall be subject to further restrictions upon transfer.

(c)	The Committee may determine that option rights and SARs may be transferable by a Participant, without payment of consideration therefore by the transferee, only to any one or more members of the Participant’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant. For the purposes of this Section 13(c), the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. In no event shall any such award granted under this Director Plan be transferred for value.

14. Miscellaneous.

(a)	To the extent that the application of any formula described in this Director Plan does not result in a whole number of Common Shares, the result will be rounded upwards to the next whole number.

(b)	The adoption and maintenance of this Director Plan will not be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

15. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Director Plan and any Awards made hereunder comply with the provisions of section 409A of the Code, so that the income inclusion provisions of section 409A(a)(1) of the Code do not apply to the Participant. This Director Plan and any Awards made hereunder shall be administered in a manner consistent with this intent. Any reference in this Director Plan to section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. For purposes of this Director Plan, the phrase “permitted by section 409A of the Code,” or words of similar import, shall mean that in the event of circumstances that may occur or exist only if permitted by section 409A of the Code would not cause an amount deferred or payable under this Director Plan to be includable in the gross income of a Participant (or his or her beneficiary) under section 409A(a)(1) of the Code.

(b)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of section 409A of the Code) payable under this Director Plan and Awards hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under section 409A of the Code, any deferred compensation (within the meaning of section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)	Notwithstanding any provision of this Director Plan and Awards hereunder to the contrary, in light of the uncertainty with respect to the proper application of section 409A of the Code, the Company reserves the right to make amendments to this Director Plan and Awards hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Director Plan and Awards hereunder (including any taxes and penalties under section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

16. Effective Date of this Director Plan.  The Director Plan was originally effective immediately on May 2, 2006, the date of its approval by the shareholders of the Company (Effective Date), and this amendment and restatement is effective May 4, 2011. On and after the Effective Date, any account balances held by a Participant under the 2005 Director Plan in the form of Deferred Shares shall be treated as Deferred Stock Units, which shall be payable under this Director Plan, but without any change in the time or method of payment provided for in the 2005 Director Plan or any election currently in effect thereunder.

BEM12011PS

Shareowner ServicesSM P.O. Box 64945

St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.
TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
The Board of Directors Recommends a Vote FOR all the nominees in Item 1 and a vote FOR Items 2, 3, 4 and 5.

1.	Election of directors:	01	Joseph P. Keithley	03	Craig S. Shular	☐	Vote FOR	☐	Vote WITHHELD
		02	N. Mohan Reddy				all nominees		from all nominees
							(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

   Please fold here – Do not separate

2.	To approve the Amended and Restated Materion Corporation 2006 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	To approve the Amended and Restated Materion Corporation 2006 Non-employee Director Equity Plan	☐	For	☐	Against	☐	Abstain

4.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company	☐	For	☐	Against	☐	Abstain

5.	To approve, by non-binding vote, named executive officer compensation	☐	For	☐	Against	☐	Abstain

The Board of Directors recommends you vote for 1 year:

6.	To recommend, by non-binding vote, the frequency of named executive officer compensation votes	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 4, 2011
11:00 A.M.
Executive Caterers at Landerhaven
6111 Landerhaven Drive
Mayfield Heights, Ohio 44124

Materion Corporation
(formerly Brush Engineered Materials Inc.)
6070 Parkland Blvd.	proxy
Mayfield Heights, OH 44124

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 4, 2011.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” all the nominees in Item 1 and “FOR” Items 2, 3, 4 and 5 and for “1 YEAR” for Item 6.
By signing the proxy, you revoke all prior proxies and appoint Richard J. Hipple and Michael C. Hasychak, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/mtrn	1-800-560-1965

Use the Internet to vote your proxy until 12:00 p.m. (ET) on May 3, 2011.	Use a touch-tone telephone to vote your proxy until 12:00 p.m. (ET) on May 3, 2011.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.
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